                                                                Exhibit 10.3



                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                                SHOEINVEST II, LP

                                       AND

                          MIDDLE BAY OIL COMPANY, INC.


                                 AUGUST 27, 1999

                                TABLE OF CONTENTS

ARTICLE I TERMS DEFINED

Section 1.1       Definitions.....................................................................................1
Section 1.2       Accounting Terms and Determinations............................................................11
Section 1.3       Gender and Number..............................................................................11
Section 1.4       References to Agreement........................................................................11

ARTICLE II        PURCHASE AND SALE OF SECURITIES

Section 2.1       Purchase and Sale..............................................................................11
Section 2.2       Closing........................................................................................11
Section 2.3       Delivery.......................................................................................11
Section 2.4       Payment........................................................................................12

ARTICLE III       RESERVATION AND ISSUANCE OF CONVERSION SHARES..................................................12

ARTICLE IV        CERTAIN TERMS APPLICABLE TO WARRANTS

Section 4.1       Exercise of Warrants...........................................................................12
Section 4.2       Adjustment of Number of Warrant Shares Purchasable.............................................14
Section 4.3       Notices to Warrant Holders.....................................................................16
Section 4.4       Reservation and Issuance of Warrant Shares.....................................................17

ARTICLE V         TRANSFER OF SECURITIES

Section 5.1       Restrictions on Transfer.......................................................................17
Section 5.2       Registration, Transfer and Exchange of Warrants................................................18
Section 5.3       Mutilated or Missing Warrant Certificates......................................................18
Section 5.4       Registration, Transfer and Exchange of Notes...................................................19
Section 5.5       Mutilated or Missing Notes.....................................................................19

ARTICLE VI        CONDITIONS

Section 6.1       Conditions Precedent to Closing................................................................19
Section 6.2       Conditions Precedent to Closing................................................................22

ARTICLE VII       REPRESENTATIONS AND WARRANTIES

Section 7.1       Corporate Existence and Power..................................................................23
Section 7.2       Corporate and Governmental Authorization; Contravention........................................23
Section 7.3       Binding Effect.................................................................................24
Section 7.4       Capitalization.................................................................................24
Section 7.5       Issuance of Securities.........................................................................24


Section 7.6       Financial Statements...........................................................................24
Section 7.7       Material Agreements............................................................................25
Section 7.8       Compass Debt Documents.........................................................................25
Section 7.9       Investments ...................................................................................25
Section 7.10      Outstanding Debt...............................................................................25
Section 7.11      Transactions with Affiliates...................................................................25
Section 7.12      Employment Matters.............................................................................25
Section 7.13      Litigation.....................................................................................25
Section 7.14      ERISA..........................................................................................26
Section 7.15      Taxes and Filing of Tax Returns................................................................27
Section 7.16      Title to Assets................................................................................27
Section 7.17      Licenses, Permits, Etc.........................................................................27
Section 7.18      Proprietary Rights.............................................................................27
Section 7.19      Compliance with Law............................................................................27
Section 7.20      Environmental Matters..........................................................................27
Section 7.21      Intentionally Left Blank.......................................................................29
Section 7.22      Fiscal Year....................................................................................29
Section 7.23      No Default.....................................................................................29
Section 7.24      Insurance......................................................................................29
Section 7.25      Government Regulation..........................................................................29
Section 7.26      Securities Law.................................................................................29
Section 7.27      Brokers and Finders............................................................................29
Section 7.28      SEC Documents..................................................................................29
Section 7.29      Oil and Gas Operations.........................................................................30
Section 7.30      Financial and Commodity Hedging................................................................31
Section 7.31      Books and Records..............................................................................31
Section 7.32      Reserve Report.................................................................................31
Section 7.33      Nature of Company Assets.......................................................................31
Section 7.34      Full Disclosure................................................................................32
Section 7.35      Year 2000 Compliance...........................................................................32

ARTICLE VIII      REPRESENTATIONS AND WARRANTIES OF Shoeinvest

Section 8.1       Corporate Existence and Power..................................................................32
Section 8.2       Corporate and Governmental Authorization; Contravention........................................32
Section 8.3       Binding Effect.................................................................................32
Section 8.4       Brokers and Finders............................................................................33
Section 8.5       Taxes and Filing of Returns....................................................................33
Section 8.6       Intentionally Omitted..........................................................................33

ARTICLE IX        COVENANTS


Section 9.1       Maintenance of Insurance.......................................................................33
Section 9.2       Payment of Taxes and Claims....................................................................33
Section 9.3       Compliance with Laws and Documents.............................................................34
Section 9.4       Operation of Properties and Equipment..........................................................34
Section 9.5       Additional Documents...........................................................................34
Section 9.6       Maintenance of Books and Records...............................................................34
Section 9.7       Environmental Matters..........................................................................34
Section 9.8       Access to Information..........................................................................34
Section 9.9       Conduct of Business of the Company.............................................................35
Section 9.10      Intentionally Omitted..........................................................................36
Section 9.11      Intentionally Omitted..........................................................................36

ARTICLE X         DEFAULTS; TERMINATION

Section 10.1      Events of Default..............................................................................36
Section 10.2      Termination....................................................................................37
Section 10.3      Effect of Termination..........................................................................37

ARTICLE XI        MISCELLANEOUS

Section 11.1      Notices........................................................................................38
Section 11.2      No Waivers.....................................................................................38
Section 11.3      Expenses; Indemnification......................................................................38
Section 11.4      Amendments and Waivers; Sale of Interest.......................................................39
Section 11.5      Survival.......................................................................................39
Section 11.6      Limitation on Interest.........................................................................40
Section 11.7      Invalid Provisions.............................................................................40
Section 11.8      Successors and Assigns.........................................................................40
Section 11.9      Governing Law..................................................................................40
Section 11.10     Counterparts...................................................................................40
Section 11.11     No Third Party Beneficiaries...................................................................40
Section 11.12     Final Agreement................................................................................41
Section 11.13     Submission to Jurisdiction; Waiver of Service of Venue.........................................41
Section 11.14     Waiver of Right to Trial by Jury   ............................................................41
Section 11.15     Public Announcements...........................................................................41

EXHIBITS

Exhibit A         Senior Subordinate Promissory Note
Exhibit B         Registration Rights Agreement
Exhibit C         Intentionally Omitted
Exhibit D         Form of Warrant Certificate
Exhibit E         Employment Agreement
Exhibit F         Intentionally Omitted
Exhibit G         Purchase Price to be Transferred at Closing
Exhibit H         Identification of Other Securities Purchase Agreements

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT is entered into effective this ___ day of August, 1999, by and between Shoeinvest II, LP, a New Jersey limited partnership ("SHOEINVEST") and Middle Bay Oil Company, Inc., an Alabama corporation (the "COMPANY").

                             W I T N E S S E T H:

         WHEREAS, the Company has authorized and desires to issue and sell to Shoeinvest (a) certain shares of the Company's Common Stock, par value $0.02 per share, (b) a Note, and (c) certain Warrants;

         WHEREAS, Shoeinvest desires to purchase such securities from the Company on the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I

                                TERMS DEFINED

         SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to the Company, any executive officer of any Subsidiary or any Person who holds five percent (5%) or more of the voting stock of the Company. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise. Shoeinvest shall not be considered an Affiliate of the Company for purposes of this Agreement or the other Transaction Documents.

         "Agreement" means this Securities Purchase Agreement.

         "Authorized Officer" means, as to any Person, its Chairman, its Chief Executive Officer, its President, its Chief Operating Officer, its Financial Officer and any Vice President.

         "Business Day" means any day except a Saturday, Sunday or other day on which national banks in Dallas, Texas are authorized by law to close.

         "Capital Lease" means, for any Person, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee of such lease prepared as of such date in accordance with GAAP.

         "Change of Control" means the occurrence of any of the following:
(a) the sale, lease, transfer or other disposition, in one transaction or a series of related transactions, of more than fifty percent (50%) of the value of the Oil and Gas Interests as set forth in the most current reserve report of the Company and its Subsidiaries (on the date hereof, the Reserve Report is the most recent reserve report), or (b) any sale, transfer, merger, consolidation, disposition or other transaction which results in any Person or Persons individually or together with their Affiliates owning more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis.

         "Charter Documents" means, with respect to any Person, its certificate of incorporation, articles of incorporation, bylaws, partnership agreement, regulations, operating agreement and all other comparable charter documents.

         "Closing" has the meaning given such term in SECTION 2.2 hereof.

         "Closing Date" means the tenth Business Day after the date of the Company's Shareholders' meeting whereby the transactions contemplated hereby are approved.

         "Closing Transactions" means the transactions which will occur on the Closing Date pursuant to the Transaction Documents.

         "COBRA" has the meaning given such term in SECTION 7.14 hereof.

         "Commission" means the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act or the Exchange Act.

         "Common Stock" means the Company's common stock, par value $0.02 per share.

         "Common Stock Shares" means the 44,444 shares of Common Stock to be purchased by Shoeinvest pursuant to this Agreement.

         "Company" has the meaning given such term in the preamble hereto.

         "Company Financial Statements" means the audited and unaudited consolidated financial statements of the Company and its Subsidiaries (including the related notes) included (or incorporated by reference) in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999, filed with the Commission.

         "Compass Senior Credit Agreement" means that certain Credit Agreement dated March 27, 1998, as amended, by and among Middle Bay Oil Company, Inc. and Enex Resources Corporation, as Borrower, and Compass Bank, as Agent and a Lender, Bank of Oklahoma, National Association, as a Lender and the other lenders signatory thereto.

         "Compass Senior Debt" means all Debt of the Company outstanding under the Compass Senior Credit Agreement, including all renewals and extensions thereof.

         "Compass Senior Debt Documents" means the Compass Senior Debt Agreement and all promissory notes, security agreements, mortgages, deeds of trust, assignments, guarantees and other documents, instruments and agreements executed and delivered pursuant to the Compass Senior Credit Agreement evidencing, securing, guaranteeing or otherwise pertaining to the Compass Senior Debt and other obligations arising under the Compass Senior Credit Agreement, as the foregoing may be amended, renewed, extended, supplemented, increased or otherwise modified from time to time to the extent permitted hereunder.

         "Conversion Shares" means shares of Common Stock issued upon conversion of the Note.

         "Debt" means, for any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all indebtedness of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) the present value of all obligations in respect of Capital Leases of such Person, (g) any obligation of such Person representing the deferred purchase price of property or services purchased by such Person other than trade payables incurred in the ordinary course of business and which are not more than ninety (90) days past invoice date, (h) any indebtedness, liability or obligation secured by a Lien on the assets of such Person whether or not such indebtedness, liability or obligation is otherwise non-recourse to such Person, (i) liabilities arising under future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts and similar agreements, (j) liabilities with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (k) all liability of such Person as a general partner or joint venturer for obligations of the nature described in (a) through (k) preceding.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means the Fixed Rate plus 3% per annum.

         "Defensible Title" means such right, title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens or other defects.

         "Disclosure Schedule" means the disclosure schedule entitled Middle Bay Disclosure Schedule separately provided by the Company to Shoeinvest on or before the date hereof, and any documents listed on such disclosure schedule and expressly incorporated therein by reference.

         "Employment Agreement" means that certain employment agreement to be executed at Closing by the Company and Floyd C. Wilson in substantially the form of Exhibit E.

         "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, municipal or other Governmental Authority or any other party involving a Hazardous Discharge, Environmental Contamination or any violation of any order, permit or Environmental Law and Laws.

         "Environmental Contamination" means the presence of any Hazardous Substances, which presence results from a Hazardous Discharge.

         "Environmental Law and Laws" means any law, common law, ordinance, regulation or policy of any Governmental Authority, as well as any order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), industrial hygiene, the environmental conditions on, under, or about any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other party, including, without limitation, soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of Environmental Contamination. Environmental Law and Laws include, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act ("OSHA"), as amended, the Hazardous Materials Transportation Act, as amended, and any other federal, state and local law whose purpose is to conserve or protect health, the environment, wildlife or natural resource.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

         "ERISA Affiliate" means the Company or any of its Subsidiaries and any other corporation or trade or business under common control with the Company or any of its Subsidiaries or treated as a single employer with the Company or any of its Subsidiaries as determined under sections 414(b), (c),
(m) or (o) of the IRC.

         "Event of Default" has the meaning set forth in SECTION 10.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute.

         "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

         "Financial Officer" means, as to any Person, its Chief Financial Officer, or if no Person serves in such capacity, the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, financial compliance and similar functions.

         "Fixed Rate" means nine percent (9.0%) per annum.

         "Fully Diluted Basis" means, with reference to outstanding Common Stock, the shares of Common Stock that would be outstanding assuming that all outstanding options, warrants and other rights to acquire Common Stock had been exercised (regardless of whether such rights are then exercisable) and all securities convertible into Common Stock had then been converted (regardless of whether such securities are then convertible) and had been issued, all in accordance with GAAP. Any reference in this Agreement or any of the other Transaction Documents to "holder(s) of outstanding Common Stock on a Fully Diluted Basis" or words of similar import shall be deemed to include holder(s) of outstanding options, warrants or similar rights to acquire Common Stock or securities convertible into Common Stock.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Governmental Authority" means any national, state or county, municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets.

         "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support of otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that, the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. For purposes of this Agreement, the amount of any Guaranty shall be the maximum amount that the guarantor could be legally required to pay under such Guaranty.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Hazardous Substance at, from, onto, under or within any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other Person.

         "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Environmental Law and Laws or which is otherwise regulated by any Environmental Law and Laws.

         "Holder" with respect to any Security, shall mean the record or beneficial owner of such Security.

         "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

         "Investment" in any Person means any investment, whether by means of securities purchase (whether by direct purchase from such Person or from an existing holder of securities of such Person), loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Debt or other obligation of such Person, or the subordination of any claim against such Person to other Debt or other obligation of such Person; PROVIDED, that, "Investments" shall not include advances made to employees of such Person for reasonable travel, entertainment and similar expenses incurred in the ordinary course of business.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any regulation promulgated thereunder.

         "Knowledge" means actual knowledge after reasonable investigation consistent with the generally accepted business practices in the oil and gas industry.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality, or Governmental Authority.

         "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset.

         "Majority Noteholder" means a Noteholder or Noteholders holding more than fifty percent (50%) of the aggregate principal balance of the Note.

         "Majority Warrantholder" means a Warrant Holder or Warrant Holders who hold more than fifty percent (50%) of the outstanding Warrant Shares.

         "Major Shareholders" means Kaiser-Francis Oil Company, C.J. Lett, III, Weskids, L.P., and Alvin V. Shoemaker.

         "Material Adverse Effect" means, with respect to a Person, a material adverse effect on the business, financial condition, operations, assets or prospects of such Person or any of its Subsidiaries, and shall also mean, with respect to the Company or any of its Subsidiaries, a material adverse effect on such Person's ability to pay and perform its obligations under the Transaction Documents.

         "Material Agreement" means any written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject (a) which is not cancelable by such Person upon notice of sixty (60) days or less without liability for further payment other than nominal penalty, (b) pursuant to which such Person acquires any material portion of the raw materials, supplies or services used or consumed by such Person in the operation of its business (unless such raw materials, supplies or services are readily available to such Person from other sources on comparable terms), or (c) pursuant to which such Person derives any material part of its revenues.

         "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Note at such time to exceed the maximum amount which Noteholders would be allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Transaction Documents.

         "Noteholder" means any Person in whose name a Note is registered on the Note Register.

         "Note Redemption Date" means the date on which the entire balance of the Note, including, without limitation, all accrued but unpaid interest thereon and all fees payable by the Company or its Subsidiaries in connection therewith, have been paid in full.

         "Note Register" means a register maintained by the Company setting forth the name and address of each Noteholder and the principal amount of the Note held by such Noteholder.

         "Notes" means the Company's Senior Subordinate Promissory Notes in the aggregate principal amount of $100,000 to be issued and sold by the Company to Shoeinvest pursuant to SECTION 2.1 hereof and any renewals, extensions or replacements thereof, and "Note" means any of such Notes. The Notes shall be substantially in the form of EXHIBIT A attached hereto.

         "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of the Company, its Subsidiaries and any other Person arising pursuant to the Transaction Documents, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

         "Oil and Gas Interest(s)" means (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests;
(b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, mineral servitudes, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

         "Ownership Interests" means the ownership interests of the Company and its Subsidiaries in its assets, as set forth on SCHEDULE 1.1A of the Disclosure Schedule.

         "Other Notes" means the Company notes to be issued and sold by the Company pursuant to provisions of the Other Securities Purchase Agreements.

         "Other Securities Purchase Agreements" shall mean those securities purchase agreements of even date herewith as listed on EXHIBIT H attached hereto.

         "Pension Plan" means any employee benefit plan or welfare benefit plan within the meaning of section 3(3) of ERISA maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate that is or was previously covered by Title IV of ERISA or subject to the minimum funding standards under section 412 of the IRC, including a "multiemployer plan" as such term is defined in section 3(37) of ERISA, under which the Company or any Subsidiary of the Company has any current or future obligation or liability and under which any present or former employee of the Company or any Subsidiary of the Company, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits.

         "Per Share Stock Price" means for the Common Stock on any day shall be the last sale price, or, in case no such sale takes place on such day, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System, or such other system then in use.

         "Permitted Encumbrances" means (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if the Company or its Subsidiaries shall have set aside on their books such reserves (segregated to the extent required by sound accounting principles) as may be required by GAAP or otherwise determined by its board of directors to be adequate with respect thereto; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if any the Company or its Subsidiaries shall have set aside on its books such reserves(segregated to the extent required by sound accounting practices) as may be required by GAAP or otherwise determined by its board of directors to be adequate with respect thereto; (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and social security legislation (other than ERISA); (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not (i) reducing the Company's net revenue interest in any Oil and Gas Interests below that set forth on Schedule 1.1A , (ii) increasing the Company's Working Interest in any Oil and Gas Interest above that set forth on Schedule 1.1A or (iii) in the aggregate materially impairing the value of the assets of the Company or its Subsidiaries or interfering with the ordinary conduct of the business of the Company or its Subsidiaries or rights to any of their assets; (f) Liens created or arising by operation of law to secure a party's obligations as a purchaser of oil and gas; (g) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to Closing; (h) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar arrangements relating to the exploration, development of, or production from, Hydrocarbon properties entered into in the ordinary course of business; (i) preferential rights to purchase and Third Party Consents (to the extent not triggered by the consummation of the transactions contemplated herein); and (j) Liens arising under or created pursuant to the Compass Senior Debt Documents.

         "Permitted Senior Debt" means the Compass Senior Debt or other debt or credit facility of the Company which is intended to replace the Compass Senior Debt.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof and shall also mean the Company.

         "Pre-Distribution Price" has the meaning given such term in
SECTION 4.2(c).

         "Purchase Price" has the meaning given such term in SECTION 2.1

         "Redemption Date" means the date on which the entire balance of the Note, including, without limitation, all accrued but unpaid interest thereon and all fees payable by the Company or its Subsidiaries in connection therewith, have been paid in full.

         "Registration Rights Agreement" means a Registration Rights Agreement to be executed by the

Company, 3TEC and Shoeinvest at Closing, in the form attached hereto as Exhibit B.

         "Registration Statement" has the meaning giving such term in SECTION
5.1.

         "Reserve Engineer" shall have the meaning set forth in SECTION 7.32.

         "Reserve Report" shall have the meaning set forth in SECTION 7.32.

         "SEC Documents" shall have the meaning set forth in SECTION 7.28.

         "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

         "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

         "Securities" means the Notes, the Common Stock Shares and the Warrants to be issued and sold to Shoeinvest and any Warrant Shares.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute.

         "Senior Lender" means Compass Bank, Bank of Oklahoma, National Association and the other lenders who executed the Compass Senior Credit Agreement.

         "Series B Convertible Preferred Shares" shall mean those shares of Series B Convertible Preferred Stock of the Company as set forth on SCHEDULE 1.1B of the Disclosure Schedule.

         "Series C Convertible Preferred Shares" shall mean those shares of Series C Convertible Preferred Stock of the Company as set forth on SCHEDULE 1.1C of the Disclosure Schedule.

         "Shareholders Agreement" means a Shareholders Agreement to be entered into by and among the Company and the Major Shareholders of the Company at Closing.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

         "Third Party Consents" means the consent or approval of any Person other than the Company, Shoeinvest or any Governmental Authority.

         "3TEC" shall mean 3TEC Energy Corporation, a Delaware corporation.

         "3TEC Note" shall mean that certain Senior Subordinate Promissory
Note in the aggregate principal amount of $10,700,000 to be issued and sold by the Company to 3TEC.

         "Transaction Documents" means this Agreement, the Notes, the Warrant Certificates, the Registration Rights Agreement, the Shareholders Agreement, the Company's Charter Documents and all other agreements, certificates, documents or instruments now or at any time hereafter delivered in connection with this Agreement, as the foregoing may be renewed, extended, modified, amended or restated from time to time.

         "Warrant Certificate" means the Warrant Certificates to be issued by the Company evidencing Warrants issued hereunder which shall be in the form of EXHIBIT D attached hereto.

         "Warrant Exercise Price" means $1.00 per share (subject to adjustment as provided in SECTION 4.2).

         "Warrant Expiration Date" means 5:00 p.m., Dallas, Texas time, five (5) years following the Closing Date.

         "Warrant Holder" means any Person (i) in whose name any Warrant is registered on the Warrant Register, or (ii) in whose name any Warrant Shares are registered on the books and records of the Company.

         "Warrant Register" means a register maintained by the Company setting forth the name and address of each Warrant Holder, the number of Warrants held by such Warrant Holder and the certificate number of each Warrant Certificate held by such Warrant Holder.

         "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

         "Warrants" means the Common Stock Purchase Warrants to be issued by the Company to Shoeinvest pursuant to SECTION 2.1 of this Agreement, each of which shall entitle the holder thereof to purchase one (1) share of Common Stock at the Warrant Exercise Price (subject to adjustment as provided in SECTION 4.2).

         "Working Interests" means the Company's or its Subsidiaries' share of all of the costs, expenses, burdens, and obligations of any type or nature attributable to the Company's or its Subsidiaries' interests in its oil and gas properties or any well thereon.

         SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent annual audited, consolidated financial statements of the Company delivered to Shoeinvest prior to the date hereof.

         SECTION 1.3. GENDER AND NUMBER. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         SECTION 1.4. REFERENCES TO AGREEMENT. Use of the words "herein", "hereof", "hereinabove", and the like are and shall be construed as references to this Agreement.

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

         SECTION 2.1. PURCHASE AND SALE. Subject to the satisfaction of the terms and conditions set forth herein and in reliance upon the representations and warranties of the parties set forth herein and in the other Transaction Documents (a) Shoeinvest agrees to purchase from the Company and the Company agrees to issue and sell to Shoeinvest, 44,444 shares of Common Stock and 33,644 Warrants for an aggregate purchase price of $100,000 (the "COMMON STOCK SHARES PURCHASE PRICE"), and (b) Shoeinvest agrees to purchase from the Company and the Company agrees to issue and sell to Shoeinvest the Note for the purchase price of $100,000 (the "NOTE PURCHASE PRICE," and together with the Common Stock Shares Purchase Price, the "PURCHASE PRICE").

         SECTION 2.2. CLOSING. Closing of the purchase and sale of the Securities (the "CLOSING") shall take place at the offices of Thompson & Knight, P.C., Houston, Texas at 10:00 a.m. on the Closing Date, or at such other time, date and place as may be agreed upon in writing by the Company and Shoeinvest.

         SECTION 2.3. DELIVERY. At the Closing, the Company shall deliver to Shoeinvest, against payment therefor, certificates evidencing the Common Stock Shares, the Note and the Warrant Certificate purchased by Shoeinvest hereunder, in each case duly issued and in form sufficient to vest title thereto fully in Shoeinvest, free and clear of all Liens, claims and encumbrances.

         SECTION 2.4. PAYMENT. At the Closing, Shoeinvest shall pay the Purchase Price to the Company by wire transfer of immediately available funds.

                                   ARTICLE III

                  RESERVATION AND ISSUANCE OF CONVERSION SHARES

         The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Conversion Shares upon the Noteholder's exercise of its conversion rights under the Note, the number of shares of Common Stock deliverable upon such conversion rights. The Company covenants that all Conversion Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Noteholder to whom such Conversion Shares were issued.

                                   ARTICLE IV

                      CERTAIN TERMS APPLICABLE TO WARRANTS

         SECTION 4.1.  EXERCISE OF WARRANTS.

         (a) One-half of the Warrants may be exercised in whole or in part at any time until the Warrant Expiration Date at which time the Warrants shall expire and shall thereafter no longer be exercisable.

         (b) The other half of the Warrants (the "Restricted Warrants") may be exercised, in whole or in part, until the Warrant Expiration Date, as follows:

         (i) up to 20% of the Restricted Warrants may be exercised during the one (1) year period commencing on the Closing Date;

         (ii) up to 40% of the Restricted Warrants (inclusive of any prior exercise under this subsection (b)) may be exercised during the one (1) year period commencing twelve (12) months after the Closing Date;

         (iii) up to 60% of the Restricted Warrants (inclusive of any prior exercise under this subsection (b)) may be exercised during the one (1) year period commencing twenty-four (24) months after the Closing Date;

         (iv) up to 80% of the Restricted Warrants (inclusive of any prior exercise under this subsection (b)) may be exercised during the one (1) year period commencing thirty-six (36) months after the Closing Date; and

         (v) up to 100% of the Restricted Warrants (inclusive of any prior exercise under this subsection (b)) may be exercised during the one (1) year period commencing forty-eight (48) months after the Closing Date;

         Notwithstanding the foregoing, in any event, the Restricted Warrants may be exercised at the earlier of:

         (i) the conversion of all or part of the Note into shares of Common Stock, subject to the restrictions set forth below in
                  SECTION 4.1(C);

         (ii)     a Change of Control; or

         (iii) the payment in full of the Note.

         (c) If the entire amount of principal and interest due and payable under the Note is converted to Common Stock, all of the Restricted Warrants shall be immediately exercisable in whole or in part at any time until the Warrant Expiration Date. If less than the entire amount of principal and interest due and payable under the Note is converted, a pro-rata portion of the Restricted Warrants based upon the amount of the Note which is converted compared to the total amount of the Note prior to conversion, shall be immediately exercisable in whole or in part at any time until the Warrant Expiration Date. For example, if fifty percent (50%) of the Note is converted, one half of the Restricted Warrants would be exercisable.

         (d) The Warrants shall be exercised by presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at the offices of the Company as set forth on the signature page of this Agreement, together with payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America; PROVIDED, that, to the extent the Warrant Holder exercising such Warrants is also the holder of a Note, such Warrant Holder or Noteholder may elect, by written notice to the Company delivered with such presentation, to elect to pay the applicable Warrant Exercise Price by offsetting the next scheduled payment of such Note by an amount equal to the aggregate Warrant Exercise Price payable in connection with such exercise of Warrants. Upon such presentation, the Company shall issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the aggregate number of Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become holder of record of such Warrant Shares as of the date of exercise of such Warrants; PROVIDED, that, no Warrant Holder will be permitted to designate that such Warrant Shares be issued to any Person other than such Warrant Holder unless each condition to transfer contained in
ARTICLE V hereof which would be applicable to a transfer of Warrants or Warrant Shares has been satisfied.

                  (b) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

                  (c) The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrants issued by it, but shall pay for any such fraction of a share an amount in cash equal to the value of such fractional share determined by the Company's board of directors in good faith.

                  (d) The Company will pay all Taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants issued by it; PROVIDED, that, each Warrant Holder shall use its reasonable efforts to avoid any such Tax on the issuance of Warrant Shares; and PROVIDED, further that, the Company shall not be required to pay any income Tax or any other Tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of such a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such Tax or shall have established to the satisfaction of the Company that such Tax has been paid.

         SECTION 4.2. ADJUSTMENT OF NUMBER OF WARRANT SHARES PURCHASABLE. The number of Warrant Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this SECTION 4.2.

         (a) In the event that the Company shall at any time after the date of this Agreement declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), split or subdivide the outstanding Common Stock, or combine the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares purchasable upon an exercise of each Warrant after the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall be adjusted to equal the number of shares of Common Stock which a Holder having the same number of shares of Common Stock as the number of Warrant Shares into which each Warrant is exercisable immediately prior to such record date or effective date, as the case may be, would own or be entitled to receive after such record date or effective date.

         (b) In the event that the Company shall at any time after the date of this Agreement issue any shares of Common Stock without consideration or at a price per share less than $1.00, or issue options, rights or warrants to subscribe for or purchase such Common Stock (or securities convertible into such Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into such Common Stock) less than $1.00, the number of Warrant Shares purchasable upon an exercise of each Warrant after the date of such issuance shall be adjusted to equal the product obtained by multiplying the number of Warrant Shares into which each Warrant is exercisable immediately prior to the date of such issuance by a fraction, the numerator shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance PLUS the number of shares of such Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at $1.00 per share. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by an investment banker reasonably acceptable to the Warrant Holder (the cost of the engagement of said investment banking firm to be borne by the Company). Shares of such Common Stock owned by or held for the account of the Company or any Subsidiary thereof shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the number of Warrant Shares into which each Warrant is exercisable shall again be adjusted to be such number of Warrant Shares into which each Warrant is exercisable if the date of such issuance had not been fixed.

         (c) In case the Company shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of shares of it stock, evidences of its indebtedness, assets, or rights, options or warrants (other than those referred to in subsection (b) of this Section 4.2) to subscribe for or purchase such shares, evidences of indebtedness, or assets, the number of Warrant Shares into which each Warrant is exercisable after such date of distribution shall be adjusted to equal the product obtained by multiplying the number of Warrant Shares purchasable upon an exercise of each Warrant immediately prior to such date by a fraction, the numerator of which shall be the Per Share Stock Price for the trading day immediately preceding the day of distribution ("Pre-Distribution Price"), and the denominator of which shall be the Pre-Distribution Price less the fair market value of the distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such issuance if a record date therefor is fixed); and, if such distribution is not so made, the number of Warrant Shares into which each Warrant is exercisable shall again be adjusted to be such number of Warrant Shares which would then be in effect if the date of such distribution had not been fixed.

         (d) No adjustment in the number of Warrant Shares purchasable upon an exercise of each Warrant shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one percent (.1%) in such number of Warrant Shares; PROVIDED that any adjustments which by reason of this SECTION 4.2(D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 4.2 shall be made to the nearest hundredth of one percent.

         (e) The Warrant Exercise Price in effect immediately prior to any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall be simultaneously adjusted (but not below the par value of the Common Stock) by multiplying the Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which each Warrant is exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which each Warrant is exercisable immediately after such adjustment.

         (f) In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which any Warrant is exercisable (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other Person, each Warrant shall after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this SECTION 4 with respect to the rights thereafter of such Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of such Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Warrant Holder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Warrant Holder may be entitled pursuant to this SECTION 4.2(F).

         (g) If any question shall at any time arise with respect to the adjusted number of Warrant Shares, such question shall be determined by the independent firm of certified public accountants of recognized national standing selected by the Warrant Holder.

         (h) Notwithstanding anything in this SECTION 4.2 to the contrary, the Company shall not be permitted to take any action described in this
SECTION 4.2 (such as, but not by way of limitation, any dividend, consolidation merger or reorganization) if such action is prohibited under any other provision of this Agreement.

         (i) Notwithstanding that the number of Warrant Shares purchasable upon the exercise of each Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Warrant Shares upon exercise of each Warrant or to distribute certificates that evidence fractional shares, but instead shall pay to the holder of each Warrant the cash value of any such fractional Warrant Shares.

         SECTION 4.3 NOTICES TO WARRANT HOLDERS. Upon any adjustment of the number of Warrant Shares issuable upon an exercise of the Warrants or any adjustment of the Warrant Exercise Price pursuant to SECTION 4.3, the Company shall promptly, but in any event within thirty (30) days thereafter, cause to be given to each Warrant Holder, at its address appearing on the Warrant Register, by first class mail, postage prepaid, a certificate signed by the Company's Financial Officer setting forth the number of Warrant Shares issuable upon the exercise of each Warrant as so adjusted and the Warrant Exercise Price as so adjusted, and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the other provisions of this SECTION 4.3.

         In the event:

         (a) that the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

         (b) that the Company shall issue any shares of Common Stock without consideration or at a price per share less than $1.00, or issue options, rights, or warrants to subscribe for or purchase such Common Stock (or securities convertible into such Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into such Common Stock) less than $1.00; or

         (c) that the Company shall authorize the distribution to all holders of its Common Stock of shares of its stock, evidences of its indebtedness, assets, or rights, options, or warrants to subscribe for or purchase such shares, evidences of indebtedness or assets; or

         (d) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

         (d) of the voluntary dissolution, liquidation or winding up of the Company; or

         (e) that the Company proposes to take any other action which would require an adjustment of the Warrant Exercise Price of the Warrants issued by it pursuant to SECTION 4.2;

         then the Company shall cause to be given to each Warrant Holder at such Warrant Holder's address appearing on the Warrant Register, at least twenty (20) days prior to the applicable date hereinafter specified, by first class mail, postage prepaid, a written notice stating the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

         SECTION 4.4. RESERVATION AND ISSUANCE OF WARRANT SHARES. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Warrant Holder to whom such Warrant Shares were issued.

                                    ARTICLE V

                             TRANSFER OF SECURITIES

         Section 5.1. RESTRICTIONS ON TRANSFER. Shoeinvest understands and agrees that the Securities have not been registered under the Securities Act or any state securities Laws, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities Laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities Laws. Shoeinvest acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time (subject, however, to the payment terms of the Note, and the Company's obligations pursuant to the Registration Rights Agreement) since they have not been registered under the Securities Act and applicable state securities Laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective registration statement under the Securities Act and applicable state securities Laws covering the disposition of the Securities, Shoeinvest will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Securities absent a valid exemption from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities Laws. The Company agrees that it will effect the transfer of the Securities on its books and records upon receipt of an opinion of counsel stating that Shoeinvest's proposed sale or transfer of the Securities is exempt from the registration and qualification requirements of the Securities Act.

         SECTION 5.2. REGISTRATION, TRANSFER AND EXCHANGE OF WARRANTS. (a) The Company shall maintain at the offices of the Company as set forth on the signature pages of this Agreement, the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, the Company shall register the outstanding Warrants and Warrant Certificates issued to Shoeinvest. The Company may deem and treat the registered Warrant Holders as the absolute owners of the Warrants registered to such Holders and (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the Warrant Holders, and for all other purposes.

                  (b) Upon satisfaction of each condition set forth in
SECTION 5.1 hereof, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at the offices of the Company as set forth on the signature pages of this Agreement, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Warrant Holder or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, a new Warrant Certificate(s) shall be issued to the Warrant Holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

                  (c) Warrant Certificates may be exchanged at the option of the Warrant Holder(s) thereof, when surrendered to the Company at the offices of the Company as set forth on the signature pages of this Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

                  (d) No charge shall be made for any such transfer or exchange except for any Tax or other governmental charge imposed in connection therewith.

         SECTION 5.3. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of

Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.

         SECTION 5.4. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. (a) The Company shall maintain at the offices of the Company as set forth on the signature pages of this Agreement, the Note Register for registration of the Notes and transfers thereof. On the Closing Date, the Company shall register the outstanding Notes issued to Shoeinvest. The Company may deem and treat the registered Noteholder as the absolute owner of the Note registered to such Holder and (notwithstanding any notation of ownership or other writing on the Note made by any Person) for the purpose of any exercise thereof or any distribution to the Noteholder, and for all other purposes.

                  (b) Upon satisfaction of each condition set forth in
SECTION 5.1 hereof, the Company shall register the transfer of any outstanding Note in the Note Register upon surrender of such Note to the Company at the offices of the Company as set forth on the signature pages of this Agreement, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Noteholder or by the duly appointed legal representative thereof. Upon any such registration of transfer, a new Note evidencing such transferred Note shall be issued to the transferee and the surrendered Note shall be canceled. If less than all of the principal amount of a Note surrendered for transfer is to be transferred, a new Note shall be issued to the Noteholder surrendering such Note evidencing such remaining principal balance.

                  (c) The Notes may be exchanged at the option of the Noteholders thereof, when surrendered to the Company at the offices of the Company as set forth on the signature pages of this Agreement, for another Note or other Notes of like tenor and representing in the aggregate a like number of Notes. Notes surrendered for exchange shall be canceled.

                  (d) No charge shall be made for any such transfer or exchange except for any Tax or other governmental charge imposed in connection therewith.

         SECTION 5.5. MUTILATED OR MISSING NOTES. If any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note lost, stolen or destroyed, a new Note of like tenor and representing the same outstanding principal, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Note and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Note.

                                   ARTICLE VI

                                   CONDITIONS

         SECTION 6.1. CONDITIONS PRECEDENT TO SHOEINVEST'S OBLIGATIONS AT CLOSING. The obligations of Shoeinvest to purchase the Securities pursuant to
SECTION 2.1 are subject to the satisfaction of each of the conditions precedent set forth in this SECTION 6.1 on or before 10:00 a.m. (Dallas, Texas time) on the Closing Date. In the event all of the conditions precedent set forth in this SECTION 6.1 are not satisfied by such time, Shoeinvest may, at its option, terminate this Agreement and the other Transaction Documents and all obligations of Shoeinvest hereunder and thereunder, or waive any and all of such conditions precedent and close the transactions as contemplated herein.
         (a) CLOSING DELIVERIES. The Company shall have delivered to Shoeinvest, in form and substance satisfactory to Shoeinvest each of the following:

                   (i) the Note to be purchased by Shoeinvest pursuant to
          SECTION 2.1 duly executed and delivered by the Company and payable to Shoeinvest;

                   (ii) certificates issued to Shoeinvest evidencing the Common Stock Shares to be purchased by Shoeinvest pursuant to
          SECTION 2.1;

                   (iii) Warrant Certificates issued to Shoeinvest by the Company evidencing the Warrants to be purchased by Shoeinvest pursuant to SECTION 2.1;

                   (iv) the Registration Rights Agreement duly executed and delivered by the Company and Shoeinvest;

                   (v) the Employment Agreement duly executed and delivered by the Company and Floyd C. Wilson;

                   (vi) a favorable opinion of Thrasher, Whitley, Hampton & Morgan, counsel for the Company, in form and substance satisfactory to Shoeinvest and its counsel;

                   (vii) all resolutions, certificates and documents Shoeinvest may request relating to (A) the organization, existence, good standing and foreign qualification of the Company and each of its Subsidiaries, (B) the corporate authority for the execution, delivery and enforceability of this Agreement and the consummation of the Closing Transactions, (C) the stock ownership of the Company and each of its Subsidiaries,
          (D) evidence of all resolutions and related documents necessary to increase the Company's outstanding capital, if necessary, and
          (E) such other matters relevant to the foregoing as Shoeinvest shall reasonably request, all of which shall be in form and substance satisfactory to Shoeinvest and its counsel;

                   (viii) if applicable, the waiting period applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Closing Date, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained.

                   (ix) evidence satisfactory to Shoeinvest that all Closing Transactions have been consummated;

                   (x) a Subordination Agreement among Shoeinvest, Compass Bank and Bank of Oklahoma in the form and substance reasonably acceptable to Shoeinvest;

                   (xi) a certificate from an Authorized Officer of the Company certifying that (A) neither a Default nor an Event of Default has occurred, and (B) each and every representation and warranty of the Company in the Transaction Documents is true and correct in all material respects;

                   (xii) the holders of the requisite number of shares of outstanding capital stock of the Company shall have duly and validly approved all items necessary to effect the transactions contemplated by this Agreement and the other Transaction Documents, the Closing Transactions and all other transactions contemplated hereby or thereby;

                   (xiii) the Common Stock Shares, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Notes shall have been approved for listing on the Nasdaq Small Cap Market, subject to official notice of issuance;

                   (xiv) resignations in form acceptable to Shoeinvest of each of the directors of the Company who are not designated by the Major Shareholders pursuant to the provisions of the Shareholders Agreement;

                   (xv) evidence of cancellation of the Company's Employee Net Profits Interest Incentive Compensation Plan ("NPI Plan") and termination of the Company's SEP/IRA Plan established in 1993;and

                   (xvi) such other documents, instruments and agreements as Shoeinvest shall reasonably request in light of the transactions contemplated hereunder.

The documents, certificates and opinions referred to in this SECTION 6.1(A) shall be delivered to Shoeinvest no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

         (b) LEGAL MATTERS. All legal matters with respect to the Company and its Subsidiaries, the Transaction Documents and the Closing Transactions shall be acceptable to Shoeinvest.

         (c) ABSENCE OF DEFAULT. No Default or Event of Default shall have occurred which is continuing.

         (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date (in determining the truth and correctness of any representation or warranty no effect shall be given to any limitation contained in such representation or warranty as to Knowledge).

         (e) NO MATERIAL ADVERSE EFFECT. No event has occurred or condition exists which has had or could be expected to have a Material Adverse Effect on the Company.

         (f) PAYMENT OF EXPENSES. The Company shall have paid, or will make arrangements to pay at Closing, in full all documented and reasonable out of pocket fees, expenses and disbursements incurred by Shoeinvest in connection with its investigation, negotiation and closing of the transactions contemplated hereby.

         (g) WAIVER. Shoeinvest shall have been given evidence that the provisions, if any, listed on SCHEDULE 6.1(G) have been waived by the Company's shareholders or board of directors, as the case may be.

         (h) EMPLOYEE PARTICIPANT'S CONSENT. Evidence of each employee participant's consent to the termination and release of all rights related to the NPI Plan.

         (i) DUE DILIGENCE REVIEW. Completion of Buyer's due diligence, the results of which are satisfactory to Buyer, including but not limited to, Buyer's review of all items listed on the Disclosure Schedule.

         SECTION 6.2. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to sell the Securities pursuant to
SECTION 2.1 are subject to the satisfaction of each of the conditions precedent set forth in this SECTION 6.2 on or before 10:00 a.m. (Dallas, Texas time) on the Closing Date. In the event all of the conditions precedent set forth in this SECTION 6.2 are not satisfied by such time, the Company may, at its option, terminate this Agreement and the other Transaction Documents and all obligations of the Company hereunder and thereunder.

         (a) CLOSING DELIVERIES. Shoeinvest shall have delivered to the Company, in form and substance satisfactory to the Company each of the following:

                   (i) the Purchase Price to be paid by Shoeinvest pursuant to SECTION 2.1;

                   (ii) the Registration Rights Agreement duly executed and delivered by the Company and Shoeinvest;

                   (iii) the Employment Agreement duly executed and delivered by the Company and Floyd C. Wilson;

                   (iv) all resolutions, certificates and documents the Company may request relating to (A) the organization, existence, good standing and foreign qualification of Shoeinvest, (B) the corporate authority for the execution, delivery and enforceability of this Agreement and the consummation of the Closing Transactions, and
          (C) such other matters relevant to the foregoing as the Company shall reasonably request, all of which shall be in form and substance satisfactory to the Company and its counsel;

                   (v) if applicable, the waiting period applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Closing Date, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained;

                   (vi) evidence satisfactory to the Company that all Closing Transactions have been consummated;

                   (vii) a certificate from an Authorized Officer of Shoeinvest certifying that (A) each and every representation and warranty of the Company in the Transaction Documents is true and correct in all material respects;

                   (viii) payment of $274,625 to current employees of the Company as set forth on the schedule previously provided by the Company to Shoeinvest as payment in full of each employee's rights under the NPI Plan;

                            (ix) such other documents, instruments and agreements as the Company shall reasonably request.

                   The documents and certificates referred to in this
          SECTION 6.2(A) shall be delivered to the Company no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Shoeinvest contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date.

                           ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES

                   In order to induce Shoeinvest to purchase the Securities to be purchased by it hereunder, the Company hereby represents and warrants to Shoeinvest that each of the following statements
          (a) is true and correct on the date hereof, and (b) will be true and correct after giving effect to the Closing Transactions.

                   SECTION 7.1. CORPORATE EXISTENCE AND POWER. Each of the Company and each of its Subsidiaries (a) is a corporation, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation set forth on SCHEDULE 7.1 of the Disclosure Schedule, (b) has all corporate power and authority necessary to carry on its business as now conducted and as proposed to be conducted, and (c) is duly qualified as a foreign corporation in each jurisdiction set forth on SCHEDULE
          7.1 on the Disclosure Schedule which constitutes all jurisdictions where a failure to be so qualified could have a Material Adverse Effect on the Company or such Subsidiary.

                   SECTION 7.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance of this Agreement and the other Transaction Documents by each of the Company and each of its Subsidiaries (to the extent each is a party to this Agreement or the other Transaction Documents) are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws and which will be made immediately following the Closing Date), and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order, decree or Material Agreement binding upon the Company or any of its Subsidiaries or its respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                   SECTION 7.3. BINDING EFFECT. This Agreement constitutes the valid and binding agreement of the Company; each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the Company and each of its Subsidiaries which is a party thereto, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                   SECTION 7.4. CAPITALIZATION. SCHEDULE 7.4 of the Disclosure Schedule accurately and completely sets forth for each of the Company and its Subsidiaries (a) its authorized, issued and outstanding capital stock of every class, and (b) the names of the record, and to the Company's knowledge, beneficial owner, of its capital stock of every class, including the number and class of shares held by each such shareholder. Except as set forth SCHEDULE 7.4 of the Disclosure Schedule and except for the Warrants and registration rights provided in the Registration Rights Agreement, (x) there are not outstanding any options, warrants or other rights to acquire capital stock of any class of the Company or any of its Subsidiaries or securities convertible into capital stock of the Company or any of its Subsidiaries of any class, (y) no Person has any preemptive or similar rights with respect to any subsequent issue of stock by the Company or any of its Subsidiaries, and (z) no Person has any right to require the Company or any of its Subsidiaries to register any securities of the Company or any of its Subsidiaries under the Securities Act.

                   SECTION 7.5. ISSUANCE OF SECURITIES. The Securities to be issued on the Closing Date, when issued upon payment of the applicable Purchase Price in accordance with SECTION 2.1, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all Liens, claims and encumbrances including pre-emptive rights. The Warrant Shares, when issued upon an exercise of the Warrants, and the Conversion Shares, when issued upon a conversion of the amount of principal and unpaid interest on the Notes, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, claims and encumbrances, including, without limitation, all preemptive rights.

                   SECTION 7.6. FINANCIAL STATEMENTS. The Company Financial Statements were prepared in accordance with the applicable published rules and regulations of the Commission with respect thereto and in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Commission) and fairly present in all material respects, in accordance with applicable requirements of GAAP (in the case of unaudited statements, subject to normal, recurring adjustments), the consolidated financial position of the Company and its Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its Subsidiaries for the periods presented therein. The are no material liabilities of the Company or any Subsidiary (contingent or otherwise), other than as disclosed in the Company's Financial Statements. There are no material imbalances of production from the oil and gas properties of the Company or its Subsidiaries whether required to be disclosed pursuant to GAAP or otherwise. Since December 31, 1998, no event has occurred or condition exists which has had or could be expected to have a Material Adverse Effect.

                   SECTION 7.7. MATERIAL AGREEMENTS. SCHEDULE 7.7 of the Disclosure Schedule contains a complete and accurate description of every Material Agreement to which the Company or any of its Subsidiaries is a party (other than the Transaction Documents) or by which the Company or any of its Subsidiaries or any of their respective assets are bound (including all amendments and modifications thereto). The Company has made available to Shoeinvest or provided Shoeinvest with a true and correct copy of all such Material Agreements, including all amendments and modifications thereof. No rights or obligations of any party to any of such Material Agreements has been waived, and no party to any of such Material Agreements is in default of its obligations thereunder. Each of such Material Agreements is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect.

                   SECTION 7.8. COMPASS DEBT DOCUMENTS. The Company has provided to or made available to Shoeinvest with a true and correct copy of all of the Compass Senior Debt Documents including all amendments and modifications thereto. No rights or obligations of any party to any of such Compass Senior Debt Documents have been waived, and no party to any of such Compass Senior Debt Documents is in default of its obligations thereunder. Each of such Compass Senior Debt Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and affect.

                   SECTION 7.9.  INVESTMENTS.  Except as set forth on
          SCHEDULE 7.9 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any outstanding Investments.

                   SECTION 7.10. OUTSTANDING DEBT. SCHEDULE 7.10 of the Disclosure Schedule contains a complete and accurate description of all Debt of the Company and each of its Subsidiaries outstanding on the date hereof. Neither the Company nor any of its Subsidiaries is in default in payment of any Debt with respect to which it is an obligor or in default of any covenant, agreement, representation, warranty or other term of any document, instrument or agreement evidencing, securing or otherwise pertaining to any such Debt.

                   SECTION 7.11. TRANSACTIONS WITH AFFILIATES. SCHEDULE
          7.11 of the Disclosure Schedule contains a complete and accurate description of all contracts, agreements and other arrangements (whether written, oral, express or implied) between the Company or any of its Subsidiaries and any Affiliate of the Company and its Subsidiaries in existence on the date hereof, including, without limitation, a complete and accurate description of all Investments of any of the Company or any of its Subsidiaries in any Affiliate of the Company or any of its Subsidiaries.

                   SECTION 7.12. EMPLOYMENT MATTERS. SCHEDULE 7.12 of the Disclosure Schedule contains a complete and accurate list of all employees of the Company and each of its Subsidiaries. Such schedule also sets forth for the current fiscal year the annual salary (including projected bonuses and other cash compensation) of all such employees and all benefits (other than health insurance benefits and other similar benefits which are both customary in the industry in which the Company or any of its Subsidiaries is engaged and provided to all full time employees of the Company or any of its Subsidiaries generally) provided to such employees. SCHEDULE 7.12 of the Disclosure Schedule also contains a complete and accurate description of all employment contracts, consulting agreements, management agreements, non-compete and similar agreements to which the Company or any of its Subsidiaries is a party on the date hereof.

                   SECTION 7.13. LITIGATION. Except as set forth on
          SCHEDULE 7.13 of the Disclosure Schedule, there is no action, suit or proceeding pending against, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any Governmental Authority.

                   SECTION 7.14. ERISA. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to any Pension Plan other than those disclosed on SCHEDULE 7.14 of the Disclosure Schedule. Each such Pension Plan is in compliance in all material respects with its terms and the applicable provisions of ERISA and the IRC. Except as required by law, none of the Company or any of its Subsidiaries nor any ERISA Affiliate has any commitment to create any additional Pension Plans. Except as set forth on SCHEDULE 7.14, neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has ever sponsored, adopted, maintained or been obligated to contribute to, or had any liability under, any Pension Plan. There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Pension Plans with the Secretary of the Treasury or the furnishing of such documents to the participants and beneficiaries of the Pension Plans, and, to the best of the Company's knowledge, with respect to each Pension Plan all other reports required under ERISA or the IRC to be filed with any Governmental Authority have been duly filed and all such reports are true and correct in all material respects as of the dates given. Each Pension Plan that is intended to be "qualified" within the meaning of section 401(a) of the IRC is, and has been during the period from its adoption to date, so qualified, both as to form and, to the best of the Company's knowledge, has been qualified, and all necessary governmental approvals, including a favorable determination as to the qualification under the IRC of each of such Pension Plans and each amendment thereto, have been timely obtained or application for a favorable determination will be filed prior to the applicable filing deadlines. Except as disclosed on SCHEDULE 7.14 of the Disclosure Schedule, each trust created under any such Pension Plan intended to be qualified within the meaning of section 401(a) of the IRC and each trust described in section 501(c)(9) of the IRC is exempt from federal income taxation under section 501(a) of the IRC and has been so exempt during the period from creation to date. The Company has no pending or, to the best of the Company's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and the Company has no knowledge of any threatened litigation or claims against, the assets of any Pension Plan or its related trust or against any fiduciary of a Pension Plan with respect to the operation of such Pension Plan. Neither the Company nor any of its Subsidiaries has received notice of any pending investigations, inquires or audits with respect to any Pension Plan by any regulatory agency. Neither the Company nor any of its Subsidiaries has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the IRC, in connection with any Pension Plan. Neither the Company nor any of its Subsidiaries maintains or has established any Pension Plan which is a welfare benefit plan within the meaning of section 3(1) of ERISA which provides for retiree medical liabilities or continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant. The Company and each of its Subsidiaries that maintains a Pension Plan that is a welfare benefit plan within the meaning of section 3(1) of ERISA has complied with any applicable notice and continuation requirements of COBRA and the regulations thereunder. To the best of the Company's knowledge, none of the Company or any of its Subsidiaries maintains, has established, or has ever participated in, a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

                   SECTION 7.15. TAXES AND FILING OF TAX RETURNS. The Company and each of its Subsidiaries has filed all Tax returns required to have been filed by it or has legally extended such returns and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by the Company or any of its Subsidiaries. The Company does not know of any proposed Tax assessment against the Company or any of its Subsidiaries and all Tax liabilities of the Company and each of its Subsidiaries are adequately provided for and no Tax liability of the Company or any of its Subsidiaries has been asserted by the Internal Revenue Service or any other Governmental Authority for Taxes in excess of those already paid.

                   SECTION 7.16. TITLE TO ASSETS. The Company and its Subsidiaries have Defensible Title to all Oil and Gas Interests of the Company and its Subsidiaries included or reflected in the Ownership Interests and all of their other assets, subject only to Permitted Encumbrances. Each Oil and Gas Interest included or reflected in the Ownership Interest entitles the Company and its Subsidiaries to receive not less than the undivided interest set forth in (or derived from) the Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of such costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by the Company and its Subsidiaries is not greater than the undivided interest set forth in (or derived from) the Ownership Interests. All proceeds from the sale of each of the Company's and the Subsidiaries' shares of the Hydrocarbons being produced from its Oil and Gas Interests are currently being paid in full to such party by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party, except as set forth on SCHEDULE 7.16 of the Disclosure Schedule.

                   SECTION 7.17. LICENSES, PERMITS, ETC. The Company and each of its Subsidiaries possess all franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities as are necessary to carry on their respective businesses as now being conducted and as proposed to be conducted, except to the extent a failure to have such franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders could not have a Material Adverse Effect.

                   SECTION 7.18. PROPRIETARY RIGHTS. The Company and each of its Subsidiaries has ownership of, or valid licenses to use, all trademarks, copyrights, patents and other proprietary rights used in their respective businesses. To the best of the Company's knowledge, the operation of the businesses of the Company and its Subsidiaries does not infringe any patent, copyright, trademark or other proprietary rights of others, and, neither the Company nor any of its Subsidiaries has received any notice from any third party of any such alleged infringement by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries has taken reasonable steps to establish and preserve its respective ownership of all patents, copyrights, trademarks, trade secrets and other proprietary rights. The Company is not aware of any infringement by others of its or any its Subsidiaries' patents, copyrights, trademarks or other proprietary rights.

                   SECTION 7.19. COMPLIANCE WITH LAW. To the Knowledge of the Company, the business and operations of the Company and each of its Subsidiaries have been and are being conducted in accordance with all applicable Laws.

                   SECTION 7.20.  ENVIRONMENTAL MATTERS.

                   (a) Except as set forth on SCHEDULE 7.20 of the Disclosure Schedule, (i) the reserves reflected in the Company's Financial Statements relating to environmental matters were adequate under GAAP as of the date of such financial statements, and neither the Company nor its Subsidiaries has incurred any material liability in respect of any environmental matter since the that date, and (ii) the SEC Documents include all information relating to environmental matters required to be included therein under the rules and regulations of the Commission applicable thereto.

                   (b) Except as set forth in SCHEDULE 7.20 of the Disclosure
          Schedule:

                                (i) Each of the Company and its Subsidiaries
                            has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws.

                                (ii) Neither the Company nor any of
                            its Subsidiaries has been notified by any Governmental Authority that any of the operations or assets of the Company or its Subsidiaries is the subject of any investigation or inquiry by any Governmental Authority evaluating whether any material remedial action is needed to respond to a release of Hazardous Substance or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Substance.

                               (iii) Neither the Company nor any of
                            its Subsidiaries and no other Person has filed any notice under any federal, state or local law indicating that (i) the Company or its Subsidiaries is responsible for the improper release into the environment, or the improper storage or disposal of any Hazardous Substance, or (ii) any Hazardous Substance is improperly stored or disposed of upon any property of the Company or its Subsidiaries.

                                     (iv) Neither the Company nor any of
                            its Subsidiaries has any Substance contingent liability in connection with (i) release into the environment at or on the property now or previously owned or leased by the Company or its Subsidiaries, or (ii) the storage or disposal of any Hazardous Substance.

                                     (v) Neither the Company nor any of its
                            Subsidiaries has received any claim, complaint, notice, inquiry or request for information which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Laws or regarding potential liability under any Environmental Laws relating to operations or conditions of any facilities or property owned, leased or operated by the Company or its Subsidiaries.

                                     (vi) There are no sites, locations or
                            operations at which the Company or its
                            Subsidiaries are currently undertaking, or have completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws.

                                     (vii) There are no physical or
                            environmental conditions existing on any property owned or leased by the Company or any Subsidiary resulting from the Company's or any Subsidiary's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any applicable Environmental Laws, other than normal and ordinary remedial work associated with plugging and abandoning of oil and gas facilities.

                  SECTION 7.21.  Intentionally Left Blank.

         SECTION 7.22. FISCAL YEAR. The Company's fiscal year is from January 1 to December 31.

         SECTION 7.23. NO DEFAULT. Neither a Default nor an Event of Default has occurred.

         SECTION 7.24. INSURANCE. SCHEDULE 7.24 of the Disclosure Schedule contains a complete and accurate list and description of all insurance policies maintained by the Company as of the date hereof.

         SECTION 7.25. GOVERNMENT REGULATION. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding the Company Act of 1935, the Interstate Commerce Act (as either of the preceding acts have been amended), or any other Law which regulates the incurring by the Company or any of its Subsidiaries of Debt, including, but not limited to, Laws relating to common contract carriers of the sale of electricity, gas, steam, water or other public utility services.

         SECTION 7.26. SECURITIES LAWS. Assuming Shoeinvest's representations made herein are true and correct, the offer, issuance and sale of the Securities (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities Laws.

         SECTION 7.27. BROKERS AND FINDERS. SCHEDULE 7.27 of the Disclosure Schedule sets forth all arrangements (including amounts payable by the Company or any of its Subsidiaries in connection therewith) pursuant to which any Person has, or as a result of the Closing Transactions will have, any right or valid claim against the Company or any of its Subsidiaries for any commission, fee or other compensation as an investment banker, finder or broker, or in any similar capacity. No Person engaged by the Company has or will have any right or valid claim against Shoeinvest for any such commission, fee or other compensation. The Company will indemnify and hold Shoeinvest harmless against any liability or expense arising out of, or in connection with, any such right or claim (including, without limitation, claims arising out of the matters disclosed on SCHEDULE7.27 of the Disclosure Schedule).

         SECTION 7.28. SEC DOCUMENTS. The Company is current in its obligations to file all periodic reports and proxy statements with the Commission required to be filed under the Exchange Act. Shoeinvest has had available to it a true and correct complete copy of each report, schedule, Registration Statement and definitive proxy statement filed by the Company with the Commission since October 4, 1993, and prior to the date of this Agreement (the "SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the Commission since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 7.29.  OIL AND GAS OPERATIONS.  Except as set forth on
SCHEDULE 7.29 of the Disclosure

Schedule:

         (a) All wells included in the Oil and Gas Interests of the Company or its Subsidiaries (the "Wells") have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, regulations. The Wells have been drilled and completed within the limits permitted by contract, pooling or unit agreement, and by law; and all drilling and completion of the Wells and all development and operations have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency. No Well is subject to penalties on allowables because of any overproduction or any other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any court or governmental body or agency that would prevent such Well from being entitled to its full legal and regular allowable from and after the Closing Date as prescribed by any court or governmental body or agency.

         (b) There are no Wells that

                       (i) the Company is currently obligated by law or contract to plug and abandon;

                       (ii) the Company will be obligated by law or contract
              to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities;

                       (iii) are subject to exceptions to a requirement to
              plug and abandon issued by a regulatory authority having jurisdiction over the applicable lease; or

                       (iv) to the best knowledge of the Company, have been
              plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Oil and Gas Interests.

         (c) With respect to the oil, gas and other mineral leases, unit agreements, pooling agreements, communitization agreements and other documents creating interests comprising the Oil and Gas Interests: (a) the Company has fulfilled all requirements in all material respects for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) such leases or other documents and are fully qualified to own and hold all such leases or other interests; (b) there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder, and (c) upon the establishment and maintenance of production in commercial quantities, the leases and other interest are to be in full force and effect over the economic life of the property involved and do not have terms fixed by a certain number of years.

         (d) Proceeds from the sale of Hydrocarbons produced from the Company's and its Subsidiaries' Oil and Gas Interests are being received by the Company and its Subsidiaries in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $100,000 and held in suspense in the ordinary course of business).

         (e) Seller is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement to deliver Hydrocarbons produced from the Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor.

         SECTION 7.30. FINANCIAL AND COMMODITY HEDGING. SCHEDULE7.30 of the Disclosure Schedule accurately summarizes the outstanding Hydrocarbon and financial hedging positions of the Company and its Subsidiaries (including fixed price controls, collars, swaps, caps, hedges and puts) as of the date reflected on said Schedule. From the date of this Agreement to the date of Closing, the Company and its Subsidiaries will not enter into any new hedging positions without Shoeinvest's prior written consent.

         SECTION 7.31. BOOKS AND RECORDS. All books, records and files of the Company and its Subsidiaries (including those pertaining to the Company's or its Subsidiaries' Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records) (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company and its Subsidiaries of their respective assets.

         SECTION 7.32. RESERVE REPORT. To the knowledge of the Company, the estimates of proved reserves of oil and natural gas prepared by Lee Keeling & Associates, Inc. and H. J. Gruy and Associates, Inc. (together, the "Reserve Engineer") as of December 31, 1998 (the "Reserve Report"): (i) are reasonable; and (ii) were prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. The engineering information and production data used in the preparation of the Reserve Report, which information and data have been available to Shoeinvest, are the information and data which are used by the Company in good faith in the ordinary course of business. The factual information underlying the estimates of the reserves of the Company and the Subsidiaries, which was supplied by the Company to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's and the Subsidiaries' ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening oil and gas price fluctuations, the Company is not as of the date hereof and as of the Closing Date will not be, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Report.

         SECTION 7.33. NATURE OF COMPANY ASSETS. The assets of the Company and of the Subsidiaries consist solely of (i) reserves of oil and gas, rights to reserves of oil and gas and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this Section 7.33, the term "associated exploration and production assets" shall have the meaning set forth in Section 802.3 of the Rules promulgated pursuant to HSR Act.

         SECTION 7.34. FULL DISCLOSURE. No information heretofore furnished by or on behalf of the Company or any of its Subsidiaries to Shoeinvest for the purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby, contained, and no written information hereafter furnished by or on behalf of the Company or any of its Subsidiaries to Shoeinvest for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby will contain, any untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading. There is no fact or circumstance known to the Company which may have a Material Adverse Effect on the Company or any of its Subsidiaries which has not been disclosed to Shoeinvest.

         SECTION 7.35. YEAR 2000 COMPLIANCE. The Company's disclosure in its Annual Report on Form 10-KSB for the year ended December 31, 1998 under the heading "Year 2000 Compliance" accurately states the Company's statement of readiness and contingency plans relative to the computer software which is material to the conduct of the business and operations of the Company and its Subsidiaries being capable of recording, storing, processing and presenting calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dated falling on or before December 31, 1999.

                                ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES OF SHOEINVEST

         In order to induce the Company to issue and sell the Securities to Shoeinvest hereunder, Shoeinvest hereby represents and warrants to the Company as follows:

         SECTION 8.1. PARTNERSHIP EXISTENCE AND POWER. Shoeinvest (a) is a limited partnership, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (b) has all power and authority necessary to carry on its business as now conducted and as proposed to be conducted.

         SECTION 8.2. PARTNERSHIP AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance of this Agreement and the other Transaction Documents by Shoeinvest are within its powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws and which will be made immediately following the Closing Date), and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order, decree or Material Agreement binding upon Shoeinvest or its assets, or result in the creation or imposition of any Lien on any asset of Shoeinvest.

         SECTION 8.3. BINDING EFFECT. This Agreement constitutes the valid and binding agreement of Shoeinvest; each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of Shoeinvest, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 8.4. BROKERS AND FINDERS. No Person engaged by Shoeinvest has or will have any right or valid claim against the Company for any commission, fee or other compensation. Shoeinvest will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such right or claim.

         SECTION 8.5. TAXES AND FILING OF TAX RETURNS. Shoeinvest has filed all Tax returns required to have been filed by it or has legally extended such returns and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by Shoeinvest. Shoeinvest does not know of any proposed Tax assessment against Shoeinvest and all Tax liabilities of Shoeinvest are adequately provided for and no Tax liability of Shoeinvest has been asserted by the Internal Revenue Service or any other Governmental Authority for Taxes in excess of those already paid.

         SECTION 8.6 INTENTIONALLY OMITTED.

                                   ARTICLE IX

                                   COVENANTS

         SECTION 9.1. MAINTENANCE OF INSURANCE. The Company will, and will cause each of its Subsidiaries to, at all times maintain or cause to be maintained insurance issued by insurers of recognized responsibility covering such risks and in such amounts as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated.

         SECTION 9.2. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, pay when due (a) all Taxes imposed upon it or its respective assets and, with respect to its respective franchises, business, income or profits, pay such Taxes before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable; PROVIDED, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of each holder of Securities is the subject of any pending levy or execution, and (ii) the Company has notified each holder of Securities of such circumstances in reasonable detail.

         SECTION 9.3. COMPLIANCE WITH LAWS AND DOCUMENTS. The Company will, and will cause each of its Subsidiaries to, comply with the provisions of (a) all Laws, (b) its Charter Documents, and (c) every Material Agreement to which the Company or any of its Subsidiaries is a party or by which the Company's or any of its Subsidiaries' properties are bound.

         SECTION 9.4. OPERATION OF PROPERTIES AND EQUIPMENT. The Company will, and will cause each of its Subsidiaries to, at all times, maintain, preserve and keep all operating equipment used or useful in the operation of their respective businesses in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such equipment shall at all times be properly preserved and maintained; PROVIDED, that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Company shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the Company's and its Subsidiaries' businesses.

         SECTION 9.5. ADDITIONAL DOCUMENTS. The Company will, and will cause each of its Subsidiaries to, cure promptly any defects in the creation and issuance of the Securities, and the execution and delivery of this Agreement and the other Transaction Documents, and, at the Company's sole expense, promptly and duly execute and deliver, and cause each of its Subsidiaries to promptly execute and deliver, to the holders of the Securities, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company and each of its Subsidiaries in this Agreement and the other Transaction Documents, all as may be reasonably necessary or appropriate in connection therewith.

         SECTION 9.6. MAINTENANCE OF BOOKS AND RECORDS. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which true and correct entries in conformity with GAAP shall be made on a timely basis of all dealings and transactions in relation to the Company's and its Subsidiaries' businesses and activities.

         SECTION 9.7.  ENVIRONMENTAL MATTERS.

         (a) The Company will, and will cause each of its Subsidiaries to, comply with all Environmental Law and Laws applicable to their respective properties and operations, including, without limitation, all Hazardous Substances transportation, storage, disposal, remediation and similar requirements of applicable Environmental Law and Laws.

         (b) Notwithstanding any other provision contained within this Agreement or the other Transaction Documents, the Company shall immediately orally notify each holder of Securities of any Hazardous Discharge or the receipt of any Environmental Complaint relating to any property or assets owned by the Company or any of its Subsidiaries or affecting any properties or assets owned or leased by other Persons and shall furnish each holder of Securities with written notice of such Hazardous Discharge or Environmental Complaint within five (5) days of the oral notification.

         SECTION 9.8 ACCESS TO INFORMATION. The Company will (and will cause each of its Subsidiaries to) afford Shoeinvest and its representatives (including without limitation directors, officers and employees of Shoeinvest and its Affiliates, and counsel, accountants and other professionals retained by Shoeinvest) such access, during normal business hours throughout the period to the Closing Date, to the Company's books, records (including without limitation Tax returns and non-restricted work papers of the Company's independent auditors), properties, personnel and to such other information as Shoeinvest may reasonably request and will permit Shoeinvest to make such inspections as Shoeinvest may reasonably request and will cause the officers of the Company and those of its Subsidiaries to furnish Shoeinvest with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Shoeinvest may from time to time reasonably request, provided, however, that no investigation pursuant to this section will affect or be deemed to modify any of the representations or warranties made by the Company in this Agreement. Shoeinvest will afford the Company and its representatives (including without limitation directors, officers and employees of the Company and its Affiliates, and counsel, accountants and other professionals retained by the Company) such access, during normal business hours throughout the period to the Closing Date, to Shoeinvest's books, records (including without limitation Tax returns and non-restricted workpapers of Shoeinvest's independent auditors), properties, personnel and to such other information as the Company may reasonably request and will permit the Company to make such inspections as the Company may reasonably request and will cause the officers of Shoeinvest to furnish the Company with such financial and operating data and other information with respect to the business, properties and personnel of Shoeinvest as the Company may from time to time reasonably request, provided, however, that no investigation pursuant to this section will affect or be deemed to modify any of the representations or warranties made by Shoeinvest in this Agreement.

         SECTION 9.9 CONDUCT OF THE BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or to the extent that Shoeinvest shall otherwise consent in writing, during the period from the date of this Agreement to the Closing, the Company will conduct its operations only in, and the Company will not take any action except in the ordinary course of business and the Company will use all reasonable efforts to preserve intact in all material respects its business organizations, assets, prospects and advantageous business relationships, to keep available the services of its officers and key employees and to maintain satisfactory relationships with its licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with it. Without limiting the generality of the foregoing, except as contemplated by this Agreement, the Company will not, without the prior written consent of Shoeinvest:

              (a) amend its Charter Documents;

              (b) split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

              (c) authorize for issuance, issue, sell or deliver or agree or commit to issue, sell, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock, except the Company may, effective as of Closing, amend its Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan to provide that options granted to optionees prior to the date of this Agreement may be exercised for a one (1) year period from the following dates: (i) the date of termination of an optionee whose employment with the Company is terminated without cause by the Company during the six (6) month period commencing with Closing, (ii) the date of termination of an optionee's employment whose employment with Company is terminated by employee with "Good Reason" as defined in such employee's written employment agreement, or, (iii) from the date of resignation of a director of the Company who resigns at Closing; provided, that the form of any such amendment to such plan be approved in writing by Shoeinvest.

              (d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

              (e) enter into, adopt, or amend any employment agreement or Pension Plan, or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of its officers or directors or any general increase in the compensation payable or to become payable to its employees.

              (f) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or purchase of properties or assets of any Person;

              (g) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on the Company Financial Statements or subsequently incurred in the ordinary course of business, or disclosed pursuant to this Agreement;

              (h) acquire (including by lease) any material assets or properties or dispose of, mortgage or encumber any material assets or properties, other than in the ordinary course of business;

              (i) waive, release, grant or transfer any material rights or modify or change in any material respect any material existing license, lease, contract or other document, other than in the ordinary course of business and consistent with past practice; or

              (j) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would at any time make any representation or warranty in Article VII untrue or incorrect.

         SECTION 9.10        INTENTIONALLY OMITTED.

         SECTION 9.11        INTENTIONALLY OMITTED.

                                    ARTICLE X

                              DEFAULTS; TERMINATION

         SECTION 10.1. EVENTS OF DEFAULT. If one or more of the following events (collectively, "EVENTS OF DEFAULT" and individually, an "EVENT OF DEFAULT") shall have occurred and be continuing:

         (a) the Company shall fail to pay when due any principal or interest on the Note;

         (5) the Company shall fail to pay when due any fees, expenses, reimbursements, indemnification payments or other monetary obligations when due under any of the Transaction Documents and such failure shall continue for ten (10) days following the due date of such payment;

         (6) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (7) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy Laws as now or hereafter in effect;

         then, so long as any such event is continuing, any Noteholder shall without notice or demand of any kind (including, without limitation, notice of intention to accelerate and acceleration) (unless any such notice is expressly provided for herein or in the other Transaction Documents), all of which are hereby waived, take any and all actions as may be permitted by the Transaction Documents including, declaring the obligations in respect of the Note owned by such Noteholder (including all accrued interest thereon) to be, and such obligations shall thereupon become, immediately due and payable.

         SECTION 10.2 TERMINATION. This Agreement may be terminated, whether before or after approval of this Agreement by the stockholders of the Company, at any time prior to the Closing:

         (a)      By mutual written consent of Shoeinvest and the Company;

         (b) By Shoeinvest if (i) there has been a breach of the representations and warranties made by the Company in this Agreement or (ii) the Company has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof;

         (c) By the Company if (i) there has been a breach of the representations and warranties made by Shoeinvest in this Agreement or (ii) Shoeinvest has failed to comply in any material respect with any of the its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof;

         SECTION 10.3. EFFECT OF TERMINATION. If this Agreement is terminated by either the Company or Shoeinvest pursuant to the provisions of SECTION 10.2, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers, or stockholders, except pursuant to, the provisions of
Section 11.3; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination.


                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its address, telex or telecopy number set forth on the signature pages hereof or such other address, telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this
SECTION 11.1 and the appropriate answer back is received or receipt is otherwise confirmed, (ii) if given by mail, three (3) Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this
SECTION 11.1.

         SECTION 11.2. NO WAIVERS. No failure or delay by any holder of Securities in exercising any right, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Transaction Documents.

         SECTION 11.3. EXPENSES; INDEMNIFICATION. (a) Except as provided in
SECTION 6.1(f), all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

              (b) The Company agrees to indemnify and hold harmless, Shoeinvest, its shareholders and each subsequent holder of Securities and their respective directors, officers, employees, agents, successors and assigns (collectively, the "INDEMNIFIED PARTIES") from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not any such Indemnified Party shall be designated a party thereto) which may be incurred by any Indemnified Party relating to or arising out of
(a) this Agreement, the other Transaction Documents, the Closing Transactions and all other transactions contemplated hereby or thereby.

              (c) The Company further agrees to defend, indemnify and hold harmless each Indemnified Party from and against any and all losses, liabilities (including strict liability), damages (including for bodily injury and property damage), costs, expenses (including attorneys' fees and environmental consultants' expenses), relating to any of the properties or assets securing the Obligations, that any Indemnified Party may incur in connection with any Environmental Complaint or Hazardous Discharge or any violation of any Environmental Law and Laws regardless of whether or not caused by, or within the control of, the Company, or any of its Subsidiaries as tenant, sub-tenant or prior owner or occupant of any of the properties or assets securing the Obligations or any properties owned or leased by other parties, and regardless of whether such claim is brought by Governmental Authorities or private parties. This indemnity shall survive the repayment of the Obligations and the discharge or release of any Lien granted hereunder or in any other Transaction Document.

              (d) (i) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, suit or other proceeding against an Indemnified Party with respect to which an Indemnified Party demands indemnification hereunder, such Indemnified Party shall promptly notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to an Indemnified Party, except to the extent that such failure has materially prejudiced the Company's ability to provide a defense in the proceeding. The Company shall have the right to assume the defense of any such proceeding, but the Indemnified Parties collectively shall have the right, at the expense of the Company, to retain not more than one counsel of their choice to represent the Indemnified Parties in such proceeding. The counsel for the Indemnified Parties may participate in, but not control, the defense of such proceeding.

                  (ii) The indemnity provided for herein shall cover the amount of any settlements entered into by an Indemnified Party in connection with any claim for which an Indemnified Party may be indemnified hereunder; provided that, no settlement binding on an Indemnified Party may be made without the consent of an Indemnified Party and the Company (which consent shall not be reasonably withheld).

         (iii) Any indemnification hereunder shall be made no later than 45 days after receipt by the Company of the written request of the Indemnified Party.

                  THE PARTIES RECOGNIZE THAT AN INDEMNITEE MAY BE ENTITLED TO INDEMNIFICATION HEREUNDER FROM ACTS OR OMISSIONS THAT ARISE OUT OF OR RESULT FROM THE ORDINARY, STRICT, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE.

              (e) Shoeinvest hereby covenants and agrees with the Company that Shoeinvest shall indemnify the Company and hold it harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by it resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement, covenant or obligation by Shoeinvest made in this Agreement (including without limitation any certificate or instrument delivered in connection herewith.

         SECTION 11.4. AMENDMENTS AND WAIVERS; SALE OF INTEREST. Any provision of this Agreement and the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and (a) the Majority Noteholder and (b) the Majority Warrant Holder. The Company hereby consents to any participation, sale, assignment, transfer or other disposition which complies with ARTICLE V, at any time or times hereafter, of any Securities, this Agreement and any of the other Transaction Documents, or of any portion hereof or thereof, including, without limitation, Shoeinvest's rights, title, interests, remedies, powers, and duties hereunder or thereunder, subject to compliance with applicable Laws and the provisions of the Compass Senior Debt Documents subject to the requirement that any such assignee, transferee or purchaser shall agree in writing to become bound by the terms of this Agreement and the other Transaction Documents.

         SECTION 11.5. SURVIVAL. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by it or in its behalf under the Transaction Documents shall be considered to have been relied upon by Shoeinvest and shall survive the delivery to Shoeinvest of such Transaction Documents and the purchase of the Securities, regardless of any investigation made by or on behalf of Shoeinvest. All representations, warranties and covenants made by Shoeinvest herein or in any certificate or other instrument delivered by it or in its behalf under the Transaction Documents shall be considered to have been relied upon by the Company and shall survive the delivery to the Company of such Transaction Documents and the purchase of the Securities, regardless of any investigation made by or on behalf of the Company.

         SECTION 11.6. LIMITATION ON INTEREST. Regardless of any provision contained in the Transaction Documents, no Noteholder shall ever be entitled to receive, collect, or apply, as interest on the Note, any amount in excess of the Maximum Lawful Rate, and in the event any Noteholder ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Note is paid in full, any remaining excess shall promptly be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, the Company and the Noteholder shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
(c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Note; PROVIDED, HOWEVER, that, if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Noteholder shall refund to the Company the amount of such excess and, in such event, the Noteholder shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         SECTION 11.7. INVALID PROVISIONS. If any provision of the Transaction Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Transaction Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Transaction Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 11.8. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement.



         SECTION 11.9. GOVERNING LAW. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         SECTION 11.10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 11.11. NO THIRD PARTY BENEFICIARIES. Except as provided in
SECTION 11.3, it is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than transferees or assignees of all or any part of Shoeinvest's interest hereunder.

         SECTION 11.12. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 11.13. SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY Shoeinvest WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF TEXAS, AS SHOEINVEST MAY SELECT IN ITS SOLE DISCRETION. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

         SECTION 11.14. WAIVER OF RIGHT TO TRIAL BY JURY. SHOEINVEST AND THE COMPANY EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT. SHOEINVEST AND THE COMPANY EACH AGREE THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 11.15. PUBLIC ANNOUNCEMENTS. Except as may be required by applicable Law or this Section, Shoeinvest shall not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company (which consent shall not be unreasonably withheld). Any such press release or public statement required by applicable Law shall only be made after reasonable notice to the other party. Upon execution of this Agreement, the Company shall make a press release in a form previously approved by Shoeinvest and promptly file a report on Form 8-K with the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

COMPANY:

MIDDLE BAY OIL COMPANY, INC.



By:    /s/ John J. Bassett
       --------------------------
Name:  John J. Bassett
       --------------------------
Title: President
       --------------------------


Address for Notice:

Middle Bay Oil Company, Inc.
1221 Lamar Street, Suite 1020
Houston, TX 77010
Fax: (713) 650-0352




SHOEINVEST II, LP

By:      Alvin V. Shoemaker Investments, Inc.
         ---------------------------------------
         Its General Partner


         By:    /s/ Peter Shoemaker
               ------------------------
         Name:  Peter Shoemaker
               ------------------------
         Title: Executive Vice President
               ------------------------


         Address for Notice:

         Shoeinvest II, LP
         60 Brushhill Road
         Kinnelon, NJ 07405
         Fax: (310) 444-3833

                                    EXHIBIT A
         SENIOR SUBORDINATE PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO A VALID EXEMPTION COVERING SUCH TRANSFER.

$100,000                         Dallas, Texas                            , 1999
                                                          ----------------

         FOR VALUE RECEIVED, the undersigned, MIDDLE BAY OIL COMPANY, INC, an Alabama corporation ("MAKER" or the "COMPANY") hereby promises to pay to the order of SHOEINVEST II, LP, a New Jersey limited partnership ("PAYEE"), not later than 2:00 P.M. (Dallas, Texas time), on the date when due, in Federal or other funds immediately available in Dallas, Texas, at Payee's offices at 60 Brushhill Road, Kinnelon, NJ 07405 or such other address, given to Maker by Payee, the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000), together with interest, as hereinafter described. Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Securities Purchase Agreement dated of even date herewith, by and between Maker and Payee (the "AGREEMENT"). This Note is the "Note" referred to in the Agreement. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         This Note shall rank senior in right of payment to all Company notes and indebtedness other than the Compass Senior Debt. This Note shall rank pari passu with the 3TEC Note and that certain Senior Subordinate $50,000 Promissory Note dated of even date herewith payable to the order of Shoemaker Family Partners, LP, a New Jersey limited partnership, without any preference or priority one over another.

         Maker reserves the right to prepay without premium or penalty, after thirty (30) days prior written notice to the Noteholder, the principal amount of the Note, in whole or in part, at any time after _______________, 2001.

         Maker promises to pay interest on the outstanding principal balance hereof, prior to the occurrence of an Event of Default, at a rate per annum equal to the lesser of (a) the Fixed Rate or (b) the Maximum Lawful Rate, in Federal or other funds immediately available in Dallas, Texas, at the offices of Payee above referenced. Interest shall accrue on the principal balance of the Note outstanding from time to time at the Fixed Rate; PROVIDED, that, interest shall accrue on any amounts past due and owing on the Note from the date due until paid at the Default Rate; PROVIDED FURTHER, that in no event shall the rate of interest charged hereunder exceed the Maximum Lawful Rate. Interest shall be payable on the Note as it accrues on December 1, 1999 and continuing on each March 1, June 1, September 1, and December 1 thereafter until maturity. Whenever any payment of principal of, or interest on, the Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

         With respect to the first eight (8) quarterly interest payments payable hereunder commencing with the first such quarterly interest payment, the Company may, at least thirty (30) days prior to the subject payment date, elect to accrue and add to the principal of the Note up to fifty percent (50%) of the interest payment due and payable on such interest payment date. If such an election is made, the Company shall notify the Noteholder of the portion (up to 50%) of such quarterly interest payment which the Company elects to accrue and add to the principal of the Note.

         Interest shall be computed on the Note on the basis of the number of actual days elapsed, assuming that each calendar year consisted of 360 days. The entire outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full in a single installment on ___________________, 2004.

         A Noteholder may elect to convert all or any portion of the amount of principal and accrued but unpaid interest on the Note as hereinafter provided. Each $3.00 (the "Conversion Price") of principal and accrued but unpaid interest on the Note shall be convertible into one share of Common Stock. The Conversion Price is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

              1. In the event that the Company shall (a) declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), (b) split or subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then (as a result of an event described in (a), (b) or (c)) the Conversion Price shall be adjusted to equal the product of the Conversion Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis (as defined below) immediately after the event and the denominator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such event.



         [Remainder of this page intentionally blank]

              2. In the event that the Company shall (a) issue any shares of Common Stock without consideration or at a price per share less than the Conversion Price immediately prior to such issuance, or (b) issue options, rights or warrants to subscribe for or purchase such Common Stock (or securities convertible into such Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into such Common Stock) less than the Conversion Price, then, effective upon such issuance, the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance PLUS the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Conversion Price immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issuance. In case such consideration may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by an investment banking firm reasonably acceptable to the Noteholder (the cost of the engagement of said investment banking firm to be borne by the Company). Shares of such Common Stock owned by or held for the account of the Company or any Subsidiary thereof shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price if the date of such issuance had not been fixed.

              3. In case the Company shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of shares of it stock, evidences of its indebtedness, assets, or rights, options or warrants (other than those referred to in paragraph 2 above) to subscribe for or purchase such shares, evidences of indebtedness, or assets, then, effective upon such distribution, the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Per Share Stock Price for the trading day immediately preceding the day of distribution ("Pre-Distribution Price") less the fair market value of the distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and the denominator of which shall be the Pre-Distribution Price. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such issuance if a record date therefor is fixed); and, if such distribution is not so made, the

                     Conversion Price shall again be adjusted to be to be the Conversion Price if the date of such issuance had not been fixed.


              4. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one percent (.1%) in the total number of shares of Common Stock that would be issued as a result of the conversion of all the Note; PROVIDED that any adjustments which by reason of this section are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest hundredth of one percent.

              5. In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which the Note is convertible (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other entity, each $3.00 of principal and unpaid interest outstanding of the Note shall after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be convertible, upon the terms and conditions specified in this Agreement, into the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which amount of principal and interest payable under the Note is convertible (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this section with respect to the rights thereafter of such Note shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable upon the conversion of the Note. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Noteholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Noteholder may be entitled pursuant to this section.

              6. If any question shall at any time arise with respect to the Conversion Price or the number of shares issuable upon conversion of the Note, such question shall be determined by the independent firm of certified public accountants of recognized national standing selected by the Noteholder and acceptable to the Company.

              7. Notwithstanding anything in this section to the contrary, the Company shall not be permitted to take any action described in this section, if such action is prohibited under any other provision of this Note or the Agreement.


         If a Noteholder elects to convert all or a portion of the outstanding principal and accrued and unpaid interest under the Note, then the Noteholder shall deliver the Note to the Company in exchange for an amended and restated note setting forth the new amount of principal and accrued and unpaid interest. Upon such exchange, the Company shall promptly issue and deliver, or cause to be issued and delivered, to the Noteholder a certificate or certificates for the number of whole shares of Common Stock to which the Noteholder is entitled under the terms hereof. To the extent permitted by law, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such exchange of the Notes for the amended and restated note and Conversion Shares, and the Noteholder shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

         No fractional shares or script of Common Stock shall be issued upon conversion of all or a portion of the outstanding principal and accrued unpaid interest of the outstanding principal and accrued unpaid interest under the Note. In lieu of a fractional share of Common Stock to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the market value of one share of Common Stock on the date of conversion.

         Upon the occurrence and during the continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice, demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. After the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note and, to the extent permitted by applicable Law, on accrued but unpaid interest, at the lesser of (a) the Default Rate or (b) the Maximum Lawful Rate.

         After the occurrence of an Event of Default, all amounts collected or received by any Noteholder in respect of the Obligations shall be applied first, to the payment of all proper costs incurred by the Noteholder in connection with the collection thereof (including reasonable fees, expenses and disbursements of counsel for the Noteholder), second, to the reimbursement of any advances made by Noteholder to effect performance of any unperformed covenants of the Company under any of the Transaction Documents, third, to the payment of all accrued interest on the Note, fourth, to unpaid principal on the Note, and fifth to the Company or any other Person entitled to such proceeds under applicable Law.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay the court costs, reasonable attorneys' fees, and other costs of collection of the holder hereof.

         Maker, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of acceleration and the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.




         THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                                    MIDDLE BAY OIL COMPANY, INC.


                                                    By:
                                                       -------------------------
                                                     Name:    John J. Bassett
                                                     Title:   President

                                   EXHIBIT "B"

                          REGISTRATION RIGHTS AGREEMENT


This Registration Rights Agreement (the "Agreement") dated as of ________________, 1999, is entered into by and among MIDDLE BAY OIL COMPANY, INC., an Alabama corporation ("Corporation") and the parties listed on Schedule 1 attached hereto and incorporated herein by reference (each of such parties are referred to individually as "Shareholder" and collectively, as "Shareholders") and the parties listed on Schedule 2 attached hereto and incorporated herein by reference (each of such parties are referred to individually as "Piggy-Back Shareholder" and collectively, as "Piggy-Back Shareholders").

                                    RECITALS

                                            WHEREAS, pursuant to those
Securities Purchase Agreements by and between Corporation and each of the Shareholders executed on ______________, 1999 (the "Purchase Agreements"), each Shareholder will receive the number of shares of Common Stock, Notes and Warrants as set forth on Schedule 1.

                                            WHEREAS, each of the Piggy-Back
Shareholders currently owns shares of Common Stock as set forth on Schedule 2.

                                            WHEREAS, as a condition to the
Purchase Agreements, Corporation has agreed to grant to Shareholders certain registration rights with respect to their Registrable Securities (defined hereafter) and has agreed to grant the Piggy-Back Shareholders certain registration rights with respect to their Piggy-Back Registrable Securities (defined hereafter).

                                            WHEREAS, all the terms used but not
defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreements.

                                            NOW, THEREFORE, in consideration of
the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 Section 1. DEFINITIONS.

                                            For purposes of this Agreement, the
following terms shall have the respective meanings assigned to them in this
Section 1 or in the recitals above or the subsections referred to below.

                                            "Piggy-Back Registrable Securities"
shall mean (i) the shares of Common Stock owned by each Piggy-Back Shareholder as listed on Schedule 2 (ii) the shares of Common Stock owned by each Piggy-Back Shareholder during the term of this Agreement as a result of the conversion of the shares of the Company's Series B Convertible Preferred Shares as listed on
Schedule 2, and (iii) any securities issued or issuable with respect to the shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                                            "Registrable Securities" shall mean
(i) the shares of Common Stock issued to the Shareholders pursuant to the Purchase Agreements (which, for purposes hereof, shall mean the Common Stock Shares, the Warrant Shares and the Conversion Shares as defined in the Purchase Agreements) and (ii) any securities issued or issuable with respect to the shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.


                                 Section 2. INDEPENDENT REGISTRATION RIGHTS.

                                            2.1 The Corporation hereby grants to
each Shareholder separate rights to require the Corporation to use its best efforts to cause registration and sale in a public offering of all or a portion of such Shareholder's Registrable Securities in accordance with this Section 2; provided, however, the Corporation shall not have any obligation to effect more than a total of three (3) effective registrations pursuant to this Section 2 at the Corporation's expense. If the Corporation shall have received a written request submitted by Shareholder(s) owning at least a majority of the Registrable Securities outstanding at the time of such request (the "Requisite Holders") that such Shareholder(s) desires/desire to sell Registrable Securities and specifying the number of Registrable Securities proposed to be sold (for the purposes of this Section 2, "Shares") and the proposed plan for distribution of the Shares, Corporation will thereafter:

                                            2.1.1 Give prompt (but in any event
within fifteen (15) days after the receipt of the Requisite Holder(s)' notice) notice to all other Shareholders of such notice and of such other Shareholders' rights to have their Registrable Securities included in such registration.

                                            2.1.2 Upon the request of any such
Shareholder made within fifteen (15) days after the receipt by such Shareholder of any such notice given pursuant to subsection 2.1.1 (which request shall specify the Registrable Securities intended to be disposed of by such Shareholder and the intended method or methods of disposition thereof), the Corporation will use its best efforts to effect the registration of all Shares which the Corporation has been so requested to register pursuant to this subsection 2.1.

                                            2.1.3 Prepare and file as soon as
practicable, but in no event later than thirty (30) days from Corporation's receipt of the last Shareholder's request to have such Shareholder's Registrable Securities included in such registration within the time period specified in
Section 2.1.2, a registration statement under the Securities Act of 1933, as amended (the "Securities Act") ("Registration Statement") with the Securities Exchange Commission ("Commission") on Form S-1 (or Form S-2 or Form S-3, if Corporation is entitled to use such forms, or similar forms available for use by small business issuers) and use its best efforts to cause such Registration Statement to become effective in order that the Shareholders may sell the Shares in accordance with the proposed plan of distribution.

                                            2.1.4 Prepare and file with the
Commission such amendment and supplements to such Registration Statement and prospectus used in connection therewith including any preliminary prospectus or supplemental or amended prospectus (the "Prospectus") as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the offer of the Shares during the period required for distribution of the Shares, which period shall not be in excess of the earlier of (i) one year from the effective date of such Registration Statement, and (ii) the distribution of all Shares covered by such Registration Statement.

                                            2.1.5 Furnish to each Shareholder
such number of copies of the Prospectus (including any preliminary prospectus or supplemental or amended prospectus ) as such Shareholder may reasonably request in order to facilitate the sale and distribution of the Shares.

                                 2.2 The right of each Shareholder to register
Shares
pursuant to the provisions of this Section 2 shall be subject to the condition that if a request for registration is made within sixty (60) days prior to the conclusion of Corporation's then current fiscal year, Corporation shall have the right to delay the filing of the Registration Statement for such period of time until Corporation receives its audited financial statements for such fiscal year.

                                 2.3 If the Requisite Holder(s) intend/intends
to distribute the Registrable Securities covered by the notice pursuant to subsection 2.1 by means of an underwriting, the Requisite Holder(s) shall so advise the Corporation as a part of the notice made pursuant to subsection 2.1 and provide the name of the managing underwriter or underwriters that the Requisite Holder(s) proposes/propose to employ in connection with the public offering proposed to be made pursuant to the registration requested. If the managing underwriter of such underwritten offering shall inform the Corporation and the Shareholders requesting that their Shares be registered pursuant to this
Section 2 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Requisite Holders, then the Corporation will include in such registration such amount of Shares which the Corporation is so advised can be sold in (or during the time of) such offering PRO RATA on the basis of the amount of such Shares so proposed to be sold and so requested to be included by such parties.

                                 2.4 A registration shall not be deemed to have
been effected (i) unless it has become effective and remained effective for the period specified in subsection 2.1.4, (ii) if, after it has become effective, such registration is terminated by a stop order, injunction or other order of the Commission or other governmental agency or court, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason, other than as a result of the voluntary termination of such offering by the Requisite Holders.



                                 Section 3. PIGGY-BACK REGISTRATION RIGHTS.

                                 3.1 If Corporation proposes to file, on its
behalf, a Registration Statement under the Securities Act on Form S-1, S-2 or S-3 or similar forms available for use by small business issuers, other than pursuant to Section 2 of this Agreement or in connection with a dividend reinvestment, employee stock purchase, option or similar plan or in connection with a merger, consolidation or reorganization, Corporation shall give written notice to each Shareholder and Piggy-Back Shareholder at least thirty (30) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities and Piggy-Back Registrable Securities owned by such Shareholder or Piggy-Back Shareholder. If a Shareholder or Piggy-Back Shareholder desires to include all or a portion of its Registrable Securities or Piggy-Back Registrable Securities in such Registration Statement, it shall give written notice to Corporation within fifteen (15) days after the date of mailing of such offer specifying the amount of Registrable Securities and/or Piggy-Back Registrable Securities to be registered (for the purpose of this Section 3, "Shares"). Corporation shall thereupon include in such filing the Shares, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its best efforts to effect registration under the Securities Act of the Shares.

                                 3.2 The right of the Shareholders and the
Piggy-Back Shareholders to have the Shares included in any Registration Statement in accordance with the provisions of this Section 3 shall be subject to the following conditions:

                                            3.2.1 Corporation shall have the
right to require that each Shareholder or Piggy-Back Shareholder agree to refrain from offering or selling any shares of Common Stock that it owns which are not included in any such Registration Statement in accordance with this
Section 3 for any reasonable time period specified, not to exceed ninety (90) days, by any managing underwriter of the offering to which such Registration Statement relates.

                                            3.2.2 If (i) a registration pursuant
to this Section 3 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Corporation and the Shareholders and Piggy-Back Shareholders who have requested that their Shares be registered pursuant to this
Section 3 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to a majority of such requesting holders, then the Corporation will include in such registration such amount of securities which the Corporation is so advised can be sold in (or during the time of) such offering as follows: FIRST, the securities being offered by the Corporation for its own account; SECOND such Shares of the Shareholders which are requested to be included in such registration PRO RATA on the basis of the amount of such Shares so proposed to be sold and so requested to be included by such Shareholders; and THIRD, such Shares of the Piggy-Back Shareholders and which are requested to be included in such registration
PRO RATA on the basis of the amount of such Shares so proposed to be sold and so requested to be included by such Piggy-Back Shareholders.

                                            3.2.3 Corporation shall furnish each
Shareholder and Piggy-Back Shareholder with such number of copies of the Prospectus as such Shareholder or Piggy-Back Shareholder may reasonably request in order to facilitate the sale and distribution of its shares.
                                 3.3 Notwithstanding the foregoing, Corporation
in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified herein is given without liability to the Shareholders or the Piggy-Back Shareholders.


                                 Section 4. PARTICIPATION IN UNDERWRITTEN
REGISTRATIONS. No Shareholder or Piggy-Back Shareholder may participate in any registration hereunder which relates to an underwritten offering unless such Shareholder or Piggy-Back Shareholder (a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the holders of at least a majority of the Registrable Securities and Piggy-Back Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.


                                 Section 5. EXCLUSIVE REGISTRATION RIGHTS AND
TRANSFER.

                                            The rights of each Shareholder under
this Agreement may upon notice to the Corporation be transferred to its respective Affiliates in combination with a transfer of shares to such Affiliates. In addition, the rights of each Shareholder under this Agreement may upon notice to the Corporation be transferred to a non-Affiliate transferee in combination with a transfer of shares to such non-Affiliate transferee. However, such non-Affiliate transferee may not thereafter transfer its rights under this Agreement without the Corporation's written consent. Except as provided in this
Section 5, the rights granted under this Agreement are granted specifically to and for the benefit of each Shareholder and Piggy Back Shareholder and shall not pass to any transferee of Registrable Securities. From and after the date of this Agreement, the Corporation will not, without the prior written consent of Shareholders holding at least a majority of the Registrable Securities then outstanding, enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Shareholders in this Agreement. Without limiting the foregoing, the Corporation also specifically agrees that during the period commencing on the date hereof and ending when the Shareholders have disposed of all of their Registrable Securities, the Corporation will not enter into an agreement with any party pertaining to the registration by the Corporation of such party's Common Stock. The Corporation represents and warrants to each of the Shareholders that, as of the date hereof, the Corporation is not a party to any agreement, other than this Agreement, pertaining to the registration by the Corporation of Common Stock.



                                 Section 6. EXPENSES. Corporation will bear all
the expenses in connection with any Registration Statement under this Agreement, other than transfer taxes payable on the sale of such shares, the fees and expenses of counsel to the Shareholders and Piggy-Back Shareholders and fees and commissions of brokers, dealers and underwriters.


                                 Section 7. RECALL OF PROSPECTUSES, ETC. With
respect to a Registration Statement or amendment thereto filed pursuant to this Agreement, if, at any time, Corporation notifies the Shareholders and Piggy-Back Shareholders that an amendment or supplement to such Registration Statement or amendment to the Prospectus included therein is necessary or appropriate, each Shareholder and Piggy-Back Shareholder will forthwith cease selling and distributing shares thereunder and will forthwith redeliver to Corporation all copies of such Registration Statement and Prospectuses then in its possession or under its control. Corporation will use its best efforts to cause any such amendment or supplement to become effective as soon as practicable and will furnish each Shareholder and Piggy-Back Shareholder with a reasonable number of copies of such amended or supplemented prospectus (and the period during which Corporation is required to use its best efforts to maintain such Registration Statement in effect pursuant to this Agreement will be increased by the period from the date on which such Shareholder or Piggy-Back Shareholder ceased selling and distributing shares thereunder to the date on which such amendment or supplement becomes effective).


                                 Section 8. COOPERATION WITH EXISTING
SHAREHOLDERS. Corporation shall be entitled to require the Shareholders and Piggy-Back Shareholders to cooperate with Corporation in connection with a registration of Registrable Securities pursuant to this Agreement and furnish
(i) such information as may be required by Corporation or the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be required by the Commission in connection therewith.

                                 Section 9. REGISTRATION PROCEDURE Upon the
receipt of a request for registration of any Registrable Securities pursuant to
Section 2 or Section 3 of this Agreement, Corporation will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Corporation will as expeditiously as possible:

                                 9.1.1 Prepare and file with the Commission a
registration statement on an appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, Corporation will promptly furnish to the holders of Registrable Securities and Piggy-Back Registrable Securities to be registered and sold pursuant to this Agreement (the "Registered Holders") and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Registered Holders and the underwriters, and Corporation will not file any registration statement or amendment thereto, or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Registered Holders or the underwriters, if any, shall reasonably object in the light of the requirements of the Securities Act and any other applicable laws and regulations.

                                 9.1.2 Prepare and file with the Commission such
amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition set forth in such registration statement or supplement to such prospectus.

                                 9.1.3 Notify the Registered Holders and the
managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of Corporation contemplated by subsection 9.1.10 cease to be true and correct,
(v) of the receipt by Corporation of any notification with respect to the suspension or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of Corporation's reasonable determination that a post-effective amendment to a registration statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosures and post-effective amendment.

                                 9.1.4 Make reasonable efforts to obtain the
withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                                 9.1.5 If requested by the managing underwriters
or the Registered Holders in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post effective amendment such information as the managing underwriters and the Registered Holders agree should be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by the Registered Holders or any underwriter of such Registrable Securities.

                                 9.1.6 Furnish to the Registered Holders and
each managing underwriter, if any, without charge, at least one signed copy of the registration statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

                                 9.1.7 Deliver without charge to the Registered
Holders and the underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and Corporation consents to the use of such prospectus or any amendment or supplement thereto by such Registered Holders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

                                 9.1.8 Prior to any public offering of
Registrable Securities, register or qualify or cooperate with the Registered Holders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Registered Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; PROVIDED, HOWEVER, that Corporation will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

                                 9.1.9 Upon the occurrence of any event
contemplated by subsection 9.1.3 (ii) - (vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                                 9.1.10 Enter into such agreements (including an
underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Registered Holders to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to Corporation and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Registered Holders) addressed to the Registered Holders and the underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the Registered Holders and such underwriters; (iv) obtain "cold comfort" letters and updates thereof from Corporation's independent certified public accountants addressed to the Registered Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and
(vi) Corporation shall deliver such documents and certificates as may be requested by the Registered Holders and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Corporation. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

                                 9.1.11 Make available for inspection by a
representative of the Registered Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Registered Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of Corporation, and cause Corporation's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by Corporation in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order.

                                 9.1.12 Otherwise use its best efforts to comply
with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of Corporation's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement, which statements shall cover said 12-month periods.

                                 9.1.13 If Corporation, in the exercise of its
reasonable judgment, objects to any change reasonably requested by the Registered Holders or the underwriters, if any, to any registration statement or prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this
Section 9, Corporation shall not be obligated to make any such change and such Registered Holders may withdraw their Registrable Securities from such registration, in which event (i) Corporation shall pay all registration expenses (including its counsel fees and expenses) incurred in connection with such registration statement or amendment thereto or prospectus or supplement thereto, and (ii) in the case of a registration being effected pursuant to Section 2, such registration shall not count as one of the registrations Corporation is obligated to effect pursuant to Section 2 hereof.


                                 Section 10. INDEMNIFICATION.

                                 10.1 In the event of any registration of any
securities under the Securities Act pursuant to this Agreement, Corporation will indemnify and hold harmless each Shareholder, each Piggy-Back Shareholder, any underwriter and each other Person, if any, who controls such Shareholder, Piggy-Back Shareholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which each such Shareholder, Piggy-Back Shareholder or any underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period the Corporation is required to keep the Registration Statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse each such Shareholder, Piggy-Back Shareholder or underwriter for any legal or any other expenses as reasonably incurred by such person in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without prior written consent of Corporation; provided, however, that Corporation will not be liable to the Shareholders, Piggy-Back Shareholders or an underwriter in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Corporation by that Shareholder, Piggy-Back Shareholder or their respective affiliates or representatives, or by that underwriter, as the case may be, specifically for use in the preparation thereof; and provided further that the indemnity agreement contained in this Section 10 with respect to any preliminary prospectus shall not inure to the benefit of the Shareholders, Piggy-Back Shareholders or any underwriter or to any Person selling the same in respect of any loss, claim, damage, liability or action asserted by someone who purchased shares from such person if a copy of the final prospectus (as the same may be amended or supplemented) in connection with such registration statement was not sent or given to such person with or prior to written confirmation of the sale and if the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus.

                                 10.2 In the event of any registration of
securities under the Securities Act pursuant to this Agreement, each Shareholder and Piggy-Back Shareholder will indemnify and hold harmless Corporation, each of its directors and officers, any underwriter and each other Person, if any, who controls Corporation or underwriter within the meaning of the Securities Acts, against any losses, claims, damages or liabilities, joint or several, to which Corporation or any such director, officer, underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse Corporation, each such director, officer, underwriter for any legal or any other expenses as reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without prior written consent of the indemnifying Shareholder, Piggy-Back Shareholder or their respective representative; but in all cases only if, and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to Corporation by the indemnifying Shareholder, Piggy-Back Shareholder or their respective affiliates or representatives specifically for use in the preparation thereof. Notwithstanding the foregoing, the amount of the indemnity provided by each such Shareholder or Piggy-Back Shareholder pursuant to this Section 10 shall not exceed the net proceeds received by such Shareholder or Piggy-Back Shareholder in such related registration and sale.

                                 10.3 Promptly after receipt by a party entitled
to indemnification under subsection 10.1 or 10.2 hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section 10 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

                                 10.4 If the indemnification provided for in
this Section 10 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                                 The parties hereto agree that it would not be
just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                 Section 11. SALES UNDER RULE 144. With a view
to making available to each Shareholder and Piggy-Back Shareholder the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit such Shareholder or Piggy-Back Shareholder to sell the Registrable Securities without registration, Corporation agrees to:

                                 (a)        make and keep public information
available, as those terms are understood and defined in Rule 144 (or any successor provision);

                                 (b)        file with the Commission in a timely
manner all reports and other documents required of Corporation under the Securities Act and the Exchange Act;

                                 (c)        furnish to such Shareholder or
Piggy-Back Shareholder forthwith upon request (i) a written statement by Corporation that it has complied with the reporting requirements of Rule 144 (or any successor provision), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Corporation and such other reports and documents so filed by Corporation under the Securities Act and the Exchange Act and (iii) such other information as may be reasonably requested by such Shareholder or Piggy-Back Shareholder in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration; and

                                 (d)        after any sale of Registrable
Securities pursuant to Rule 144, to the extent allowed by law, to cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registration Securities.


                                 Section 12. REMOVAL OF LEGEND. The Corporation
agrees, to the extent allowed by law, to remove any legends on certificates representing Registrable Securities or Piggy-Back Registrable Securities describing transfer restrictions applicable to such securities upon the sale of such securities (i) pursuant to an effective Registration Statement under the Securities Act or (ii) in accordance with the provisions of Rule 144 under the Securities Act.


                                 Section 13. NOTICES. Any notice to be given by
any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, and shall be addressed to the other parties at the addresses listed on the signature pages hereof. All such notices shall be deemed to be given three (3) days after the date of mailing thereof.


                                 Section 14. MODIFICATION. Notwithstanding
anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Corporation and the Shareholders holding not less than 95% of the Registrable Securities then outstanding.

                                 Section 15. NON-WAIVER. The failure to enforce
at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.


                                 Section 16. PARTIAL INVALIDITY. If any clause,
sentence, paragraph, section or part of this Agreement shall be deemed invalid, unenforceable or against public policy, the part which is invalid, unenforceable or contrary to public policy shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the invalidity, unenforceability or contrariness to public policy shall be confined only to the clause, sentence, paragraph, section or party of this Agreement so invalidated, unenforceable or against public policy.


                                 Section 17. CONSTRUCTION. The language in all
parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and shall not be construed strictly for or against either of the parties hereto.


                                 Section 18. GOVERNING LAW. This Agreement shall
be governed and construed according to the laws of the State of Alabama, without regard to its conflicts of law principles.


                                 Section 19. COUNTERPARTS. This Agreement may be
executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.


                                 Section 20. SUCCESSORS AND ASSIGNS. This
Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                                 Section 21. SPECIFIC PERFORMANCE. The parties
agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach of any such party damages would not be an adequate remedy and (ii) the other party shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                                 IN WITNESS WHEREOF, the parties have executed
this Agreement as of the date first above written.


                                 "CORPORATION"

                                 MIDDLE BAY OIL COMPANY, INC.


                                 By:
                                    ----------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------


                                 Address for Notice:

                                 Middle Bay Oil Company, Inc.
                                 1221 Lamar Street, Suite 1020
                                 Houston, TX 77010
                                 Fax: (713) 650-0352

                                 "SHAREHOLDERS"

                                 3TEC ENERGY CORPORATION



                                 By:
                                    ----------------------------------

                                 Name: Floyd C. Wilson
                                      --------------------------------

                                 Title: President
                                       -------------------------------


                                 Address for Notice:

                                 3TEC Energy Corporation
                                 5910 N. Central Expressway
                                 Suite 1150
                                 Dallas, TX 75206
                                 Fax: (214) 373-9731

SHOEMAKER FAMILY PARTNERS, LP

                                 By:
                                        --------------------
                                        Its General Partner

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                 Address for Notice:

                                 Shoemaker Family Partners, LP
                                 60 Brushhill Road
                                 Kinnelon, NJ 07405
                                 Fax: (310) 444-3833


                                 SHOEINVEST II, LP

                                 By:
                                        --------------------
                                        Its General Partner

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                 Address for Notice:
                                 Shoeinvest II, LP
                                 60 Brushhill Road
                                 Kinnelon, NJ 07405
                                 Fax: (310) 444-3833










                                 "PIGGY-BACK SHAREHOLDERS"

                                 KAISER-FRANCIS OIL COMPANY


                                 By:
                                    ----------------------------
                                 Name:
                                      --------------------------

                                 Title:
                                       -------------------------

                                 Address for Notice:

                                 Kaiser-Francis Oil Company
                                 6733 South Yale
                                 Tulsa, OK 74136
                                 Fax: (918) 491-4694


                                 -------------------------------
                                 C.J. LETT, III

                                 Address for Notice:

                                 C.J. Lett, III
                                 9320 East Central
                                 Wichita, Kansas 67206
                                 Fax: (316) 636-1803

                                 WESKIDS, L.P.


                                 By:    Weskids, Inc.

                                        Its General Partner

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                 Address for Notice:

                                 Weskids, L.P.
                                 310 South Street
                                 Morristown, NJ 07960
                                 Fax: (973) 682-2684



                                 ----------------------------------------
                                 ALVIN V. SHOEMAKER

                                 Address for Notice:

                                 Alvin V. Shoemaker
                                 8800 First Avenue
                                 Stone Harbor, NJ 08247
                                 Fax: (609) 368-0147

                                   SCHEDULE 1

                                                     3TEC Energy Corporation            4,775,556 shares of Common Stock
                                                                                        Warrants exercisable for
                                                                                        3,600,000 shares of
                                                                                        Common Stock

                                                                                        $10,700,000 Note (which
                                                                                        is convertible to
                                                                                        Conversion Shares)

                                                     Shoemaker Family Partners, LP
                                                                                        22,222 shares of Common
                                                                                        Stock
                                                                                        Warrants exercisable for
                                                                                        16,822 shares of Common
                                                                                        Stock
                                                                                        $50,000 Note (which is
                                                                                        convertible to Conversion
                                                                                        Shares)

                                                     Shoeinvest II, LP                  44,444 shares of Common Stock
                                                                                        Warrants exercisable for
                                                                                        33,644 shares of Common
                                                                                        Stock $100,000 Note (which
                                                                                        is convertible to
                                                                                        Conversion Shares)

                                   SCHEDULE 2

                                                     PIGGY-BACK SHAREHOLDER                   NUMBER OF SHARES OF
                                                                                              COMMON STOCK HELD
                  SERIES B CONVERTIBLE                                                        IMMEDIATELY PRIOR TO
                  PREFERRED SHARES HELD                                                       CLOSING
                                                     Kaiser-Francis Oil Company                    3,333,334
                                                                                                           0

                                                     C.J. Lett, III                                1,187,556
                                                                                                           0

                                                     Weskids, L.P.                                   843,687
                                                                                                     117,467

                                                     Alvin V. Shoemaker                              684,222
                                                                                                     117,466

                                   EXHIBIT "C"

                              INTENTIONALLY OMITTED

                                   EXHIBIT D

                           FORM OF WARRANT CERTIFICATE
                           ---------------------------

         THE OFFER AND SALE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANTS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS SET FORTH IN A SHAREHOLDERS AGREEMENT AMONG THE COMPANY, CERTAIN OF ITS SHAREHOLDERS AND SHOEINVEST ENERGY CORPORATION, DATED AS OF _____________, 1999, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

                            No. W-1 _______ Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate ("WARRANT CERTIFICATE") certifies that Shoeinvest II, LP, a New Jersey limited partnership ("HOLDER"), or registered
assigns, is the registered holder of                            ( ) Warrants
("WARRANTS") to purchase Common Stock of MIDDLE BAY OIL COMPANY, INC. an
Alabama corporation (the "COMPANY"). Each Warrant entitles the holder, subject to the conditions set forth herein and in the Securities Purchase Agreement referred to below, to purchase from the Company before 5:00 P.M., Dallas, Texas time, five (5) years following the Closing Date (as defined in the Securities Purchase Agreement) (the "EXPIRATION DATE"), one fully paid and nonassessable share of the Common Stock of the Company (the "WARRANT SHARES") at a price (the "WARRANT EXERCISE PRICE") of $1.00 per Warrant Share, subject to adjustment as provided in SECTION 4.2 of the Securities Purchase Agreement, payable in lawful money of the United States of America (or, subject to the terms of SECTION 4.1 of the Securities Purchase Agreement, by offsetting the principal balance of the Note, upon surrender of this Warrant Certificate, execution of the form of Election to Purchase on the reverse hereof, and payment of the Warrant Exercise Price (in lawful money of the United States of America or by offsetting the principal balance of the Note) to the Company, at its offices located at 1221 Lamar Street, Suite 1020, Houston, Texas 77010, or at such other address as the Company may specify in writing to the registered holder of the Warrants evidenced hereby (the "WARRANT OFFICE"). The Warrant Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in SECTION 4.2 of the Securities Purchase Agreement.

         The Company may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the office of the Company at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Securities Purchase Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address and subject to the conditions set forth on this Certificate and in SECTION 4.2 of the Securities Purchase Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Securities Purchase Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Securities Purchase Agreement, dated as of ____________, 1999, between the Company and Holder. Said Securities Purchase Agreement is hereby incorporated by referenced in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                       MIDDLE BAY OIL COMPANY, INC.



                                       By:
                                       Name: JOHN J. BASSETT
                                       Title: PRESIDENT

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                   (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Warrant Shares and herewith / / tenders payment for such Warrant Shares to the order of the Company in the amount of $_______ in accordance with the terms hereof, or represents and warrants to the Company that the undersigned is the legal and beneficial owner of the Warrant Shares and hereby advises the Company that the undersigned has offset the principal balance of the Note in the amount of $__________ in payment for the Warrant Shares. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________ whose address is ________ _____________ and that such certificate be delivered to __________ whose address is ____________________. If said number of Warrant Shares is less than all of the Warrant Shares purchased hereunder, the undersigned requests that a new Warrant Certificate be registered in the name of ______________ whose address is ______________ and that such Warrant Certificate is to be delivered to _______________ whose address is __________________.

                                       SIGNATURE:
                                                 -----------------------------
                                       (Signature must conform in all respects
                                       to name as specified on the face of
                                       the Warrant Certificate.)


Date:
     ----------------------------

                                   EXHIBIT "E"

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into this ___ day of ________, 1999 (the "Effective Date"), by and between MIDDLE BAY OIL COMPANY, INC., an Alabama corporation (hereinafter referred to as the "Company") and FLOYD C. WILSON (hereinafter referred to as "Employee").

                                   WITNESSETH:

         WHEREAS, the Company is engaged in the oil and gas business;

         WHEREAS, the Company desires to employ Employee as President and Chief Executive Officer of the Company and Employee desires to be employed by the Company in that capacity; and

         WHEREAS, the Company and Employee desire to set forth in writing the terms and conditions of their agreements and understandings;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. TERM OF EMPLOYMENT. The Company shall employ Employee in the capacity set forth herein for a term commencing on the Effective Date and ending on November 25, 2000 (the "Employment Period"). Within the period commencing one hundred twenty (120) days prior to the end of the Employment Period, the Employee and the Company shall review the terms of this Employment Agreement in light of the circumstances existing at that time and, if the parties in good faith deem it necessary or advisable, agree to extend the term of this Employment Agreement or negotiate and enter into a new employment agreement. Notwithstanding the foregoing, Employee's employment hereunder may be terminated earlier in accordance with the provisions of
Section 8 hereof.

         2. RESPONSIBILITIES OF EMPLOYEE.

            (a) In accepting employment by the Company, Employee shall undertake and assume the responsibility of performing for and on behalf of the Company any and all duties of the Chief Executive Officer and President as set forth in the Company's Bylaws, as they may be amended from time to time, and shall have such other duties, functions, responsibilities and authority commensurate with such offices from time to time delegated to the Employee by the Board of Directors provided that such duties, functions, responsibilities and authority are customarily associated with the position of President and Chief Executive Officer.

            (b) Employee agrees to devote his full time and effort to his duties as an employee of the Company. Employee may devote a reasonable amount of his time to civic and community affairs, and subject to the provisions of
Section 7, to the business and financial interests described on EXHIBIT A attached hereto; provided that such other activities do not materially interfere with the performance of Employee's responsibility as President and Chief Executive Officer; and provided further that no additional outside business activities shall be undertaken without the prior written consent of the Board of Directors.

         3. COMPENSATION. As compensation for the services to be rendered by Employee for the Company under this Agreement, Employee shall be entitled to the following:

            (a) The Company shall pay Employee during the Employment Period an annual salary of not less than Two Hundred Thousand Dollars ($200,000). The amount of such annual salary may be amended by the Company's Board of Directors (the "Board") from time to time (but in no event shall such annual salary be less than Two Hundred Thousand Dollars ($200,000)). Such annual salary shall be payable periodically for such periods as may be established by the Company for payment of its employees under its normal payroll practices.

            (b) Employee may receive a bonus and fringe benefits each year in amounts to be determined by the Board. Such bonus may, in the discretion of the Board, be based, in part, upon the Company meeting certain financial goals, which goals may be agreed upon by the Board and Employee.

         4. EXPENSES. Employee shall be reimbursed for all reasonable business expenses incurred by him in connection with or incident to the performance of his duties and responsibilities hereunder upon the Employee's submission to the Company of vouchers or expense statements evidencing such expenses in such form or format as the Company may reasonably require.

         5. VACATION AND OTHER BENEFITS.

            (a) VACATION. Employee shall be entitled to four (4) weeks of paid vacation per year during the Employment Period. In addition, Employee shall be entitled to participate in all other present and future benefit plans provided by the Company to its employees and for which Employee meets the eligibility requirements thereof.

            (b) MEDICAL INSURANCE. The Company shall provide Employee and his dependents with medical insurance coverage under the Company's medical insurance plan, which plan shall be reasonably acceptable to Employee.

         6. BUSINESS OPPORTUNITIES AND INTELLECTUAL PROPERTY.

            (a) During the period in which Employee is employed by the Company, Employee shall promptly disclose to the Company all "Business Opportunities" and "Intellectual Property" (each as defined below).

            (b) Employee hereby assigns and agrees to assign to the Company, its successors, assigns or designees, all of Employee's right, title and interest in and to all "Business Opportunities" and "Intellectual Property," and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

            (c) For purposes hereof, "Business Opportunities" shall mean all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are:

            (i) developed by Employee (A) during the period in which Employee is employed by the Company, or (B) before the period in which Employee is employed by the Company, but only to the extent of Employee's rights thereto during such period, or

            (ii) originated by any third party and brought to the attention of Employee (A) during the period in which Employee is employed by the Company, or (B) before the period in which Employee is employed by the Company, but only to the extent of Employee's rights thereto during such period, together with information relating thereto, including, without limitation, any "Business Records" (as defined below).

            (d) For purposes hereof "Intellectual Property" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which are discovered, conceived, invented, created or developed by Employee, alone or with others: (i) during the period in which Employee is employed by the Company if such discovery, conception, invention, creation, or development (A) occurs in the course of the Employee's employment with the Company, or (B) occurs with the use of any of the Company's time, materials or facilities, or (C) in the opinion of the Board of Directors of the Company, relates or pertains in any way to the Company's purposes, activities or affairs, or (ii) before the period in which Employee is employed by the Company, but only to the extent of Employee's rights thereto during such period.

         7. NON-COMPETITION AND NON-DISCLOSURE; INJUNCTIVE RELIEF. Employee acknowledges that the services he is to render in the course of his employment by the Company are of a special and unusual character with unique value to the Company. In view of the value to the Company of the services of Employee during the course of his employment by the Company, because of the Business Opportunities, Intellectual Property and "Confidential Information" (as defined below) to be obtained by or disclosed to Employee, and as a inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated herein, Employee covenants and agrees as follows:

            (a) During the period in which Employee is employed by the Company, unless otherwise extended pursuant to the terms of this Section 7, Employee shall not directly or indirectly be employed by or render advisory, consulting or other services in connection with any business enterprise or person that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products.

            (b) During the period in which Employee is employed by the Company, unless otherwise extended pursuant to the terms of this Section 7, Employee shall not, directly or indirectly, in any capacity (including, without limitation, as a proprietor, investor, director or officer or in any other individual or representative capacity), be financially interested in or engage in any business that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; however, it is specifically agreed between the parties that Employee may continue to be financially interested in and engage in any business similar to or related to the Company's business that is described on EXHIBIT A attached hereto, provided, that such activities do not materially detract from the Employee's performance of his responsibilities as President and Chief Executive Officer, provided, further that, nothing contained in this paragraph 7(b) shall relieve the Employee of his obligations contained in paragraph 7(a) above.

            (c) During the period in which Employee is employed by the Company, unless otherwise extended pursuant to the terms of this Section 7, all investments made by Employee (whether in his own name or in the name of any family members or made by Employee's controlled affiliates), which relate to the lease, acquisition, exploration, production, gathering or marketing or hydrocarbons and related products shall be made solely through the Company; and Employee will not (directly or indirectly through any family members), and will not permit any of his controlled affiliates to (i) invest or otherwise participate alongside the Company in any Business Opportunities, or
(ii) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether the Company ultimately participates in such business or activity.

            (d) During the period in which Employee is employed by the Company and thereafter, Employee will not disclose to any third party or directly or indirectly make use of, in a way materially detrimental to the Company, any and all trade secrets and confidential or proprietary information pertaining to the Company (collectively referred to as "Confidential Information"). For purposes of this Section 7, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by the Company relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company whether oral or in written form in a "Business Records" (as defined in paragraph 7(g) below). Notwithstanding the foregoing, no information of the

Company will be deemed confidential for the purposes of this paragraph 7(d) if such information is or becomes public knowledge through no act of Employee or was previously known by Employee prior to entering into this Agreement.

            (e) During the Employment Period or the period in which Employee is employed by the Company, whichever is longer, and for a six-month period commencing upon the termination of such longer period, unless otherwise extended pursuant to the terms of this Section 7, Employee may not solicit, raid, entice or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of the Company or any other person who is under contract with or rendering services to the Company, to (i) terminate his employment by, or contractual relationship with, the Company, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for the Company, (iv) become employed by or to enter into contractual relations with any persons other than the Company, or (v) enter into a relationship with a competitor of the Company; provided that during the six-month period commencing upon the termination of the Employment Period or the period in which the Employee is employed by the Company, whichever is longer, nothing in this paragraph 7(e) shall prohibit Employee from entering into contractual relations to obtain capital as long as the Board of Directors of the Company in good faith determines that such relations are not detrimental to the Company.

            (f) Employee acknowledges and agrees that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to Business Opportunities, Intellectual Property and Confidential Information vital to the Company's businesses. By reason of this, the Employee consents and agrees that if he violates any of the provisions of this Section 7, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction restraining the Employee from committing or continuing any such violation of this Agreement. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which the Company may show itself justly entitled. Further, during any period in which the Employee is in breach of the covenants set forth in this Section 7, the time period of this covenant shall be extended for an amount of time that the Employee is in breach.

            (g) The Employee agrees to promptly deliver to the Company, upon termination of Employee's employment with the Company, or at any other time when the Company so requests, all documents relating to the business of the Company, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Company (collectively, the "Business Records"), and all copies thereof and therefrom. The Employee confirms that all of the Business Records (and all copies thereof and therefrom) that are required to be delivered to the Company pursuant to this paragraph 7(g) constitute the exclusive property of the Company. The obligation of confidentiality set forth in this Section 7 shall continue notwithstanding the Employee's delivery of any such documents to the Company. Notwithstanding the foregoing provisions of this Section 7 or any other provision of this Agreement, the Employee shall be entitled to retain any written materials which, as shown by the Employee's records, were in Employee's possession on or prior to the date hereof, subject to the Company's right to receive a copy of all such materials.

            (h) The representations and covenants contained in this Section 7 on the part of the Employee will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against the Company or any officer, director, or shareholder of the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of the Employee contained in this Section 7. In addition, the provisions of this Section 7 shall continue to be binding upon the Employee in accordance with their terms, notwithstanding the termination of the Employee's employment hereunder for any reason.

            (i) The parties to this Agreement agree that the limitations contained in this Section 7 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in this Section 7 is unenforceable, it is the intention of the parties that such restrictive covenants set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

         8. TERMINATION BY THE COMPANY FOR CAUSE.

            (a) The Company may terminate Employee's employment under this Agreement for Cause. The termination shall be evidenced by written notice thereof to the Employee and shall specify the Cause for termination. For purposes hereof, the term "Cause" shall mean (i) the inability of Employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services provided for hereunder for a period of 120 days in the aggregate, within any given period of 180 consecutive days during the term of this Agreement, in addition to any statutorily required leave of absence, (ii) conduct of the Employee that constitutes fraud, dishonesty, theft, or a criminal act involving moral turpitude, in each case only if it materially affects his ability to perform the duties and responsibilities of his position or has a material adverse effect on the Company, (iii) commission of a material act of fraud against the Company, (iv) embezzlement of funds or misappropriation of other property by the Employee from the Company; or (v) failure of Employee to observe or perform his material duties and obligations as an employee of the Company or a material breach of this Agreement, after thirty (30) days advance written notice of such failure or breach which has not been cured.

            (b) Upon Employee's death or if Employee's employment with the Company is terminated for Cause, Employee shall be paid his salary through the month of his death or termination.

         9.  TERMINATION BY THE COMPANY WITHOUT CAUSE.

                 (a) The Company may terminate Employee's employment under this Agreement without Cause. The termination shall be evidenced by written notice thereof to the Employee and shall specify that the termination was without Cause.

                 (b) If Employee's employment with the Company is terminated without Cause during any period in which Employee is employed by the Company, Employee shall be entitled to receive, within ten (10) days of such termination, the amount of compensation Employee would have earned if his employment had continued through the remainder of the Employment Period. Notwithstanding the foregoing, if the payment referred to above is not made within ten (10) days of Employee's termination, all unpaid amounts shall bear interest at a rate equal to the New York Prime (as published in the Wall Street Journal) on the date of such termination.

         10. BURDEN AND BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Employee, and their respective heirs, personal and legal representatives, successors and permitted assigns.

         11. GOVERNING LAW. It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Texas. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified above by the mailing of a copy thereof in the manner specified by the provisions of Section 13.

         12. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

         13. NOTICE. Any notice required to be given shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to his last know residence in the case of Employee, and to its principal office in the State of Texas in the case of the Company.

         14. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between the Company and Employee with respect to the employment of Employee, and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

         15. MODIFICATION. No amendment, alteration or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

         16. PARAGRAPH HEADINGS. The paragraph headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the day and year first above written.

"COMPANY"                              "EMPLOYEE"

MIDDLE BAY OIL COMPANY, INC.
                                       ------------------------------------
                                           FLOYD C. WILSON
By:    ______________________________
Name:  ______________________________
Title: ______________________________

                                  EXHIBIT A

                           ENERGY RELATED INVESTMENTS

1. Employee owns a 50% interest in Encorp Inc., a privately held energy and production company which hold oil and gas properties valued at less than $2 million.

2. Employee owns or controls two Kansas corporations FCW Energy Corporation and FCW Holding Corporation. The assets of these two corporations consist of a net operating loss and non-operated, non-managed working interests and overriding royalty interests of nominal value located in Kansas, Oklahoma and Texas.

3. Employee holds non-operated, non-managed working interests in oil and gas properties alongside the following entities: (1) RAK Energy Corp.; (2) Javelin Exploration Company; and (3) JAVEX Inc. Employee is also a limited partner in certain limited partnerships related to the foregoing entities. The aggregate value of Employee's working interests and partnership interests is less than $2 million.

4. Employee owns approximately 2,500,000 shares of common stock of Chesapeake Energy Corporation (NYSE:CHK).

5. Employee owns shares of capital stock of various publicly-traded energy and production companies. The aggregate number of shares Employee owns in each entity does not exceed 1% of the outstanding shares of capital stock of such entity.

                              EXHIBIT "F"

         INTENTIONALLY OMITTED

                                    EXHIBIT G

                   Purchase Price to be transferred at Closing


Immediately available funds

$200,000

                                   EXHIBIT H

         Securities Purchase Agreement dated July 1, 1999, by and between the Company and 3TEC

         Securities Purchase Agreement of even date herewith by and between the Company and Shoeinvest II, LP